UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

EVgo Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No Fee Required.

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Fee paid with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
DATED MARCH 27, 2023
EVgo Inc.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 17, 2023
Dear Stockholder:
You are cordially invited to attend the 2023 annual meeting of stockholders (the “Annual Meeting”) of EVgo Inc., a Delaware corporation (“EVgo” or the “Company”). The Annual Meeting will be held on Wednesday, May 17, 2023, at 8:00 a.m. Pacific Time, as a virtual meeting at www.virtualshareholdermeeting.com/EVGO2023, for the following purposes:
1.
To elect the three nominees for Class II director named herein to hold office until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified.

2.
To ratify the selection by EVgo’s audit committee (the “Audit Committee”) of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023.

3.
To vote on a proposal to amend EVgo’s certificate of incorporation to eliminate or limit the personal liability of EVgo’s officers for monetary damages for breach of fiduciary duty as an officer, except to the extent such an exemption from liability or limitation thereof is not permitted by the General Corporation Law of the State of Delaware.

4.
To conduct any other business properly brought before the meeting.

The Annual Meeting will be conducted in a virtual format to provide stockholders with access to the meeting regardless of geographic location and to help increase stockholder participation. Stockholders will not be able to attend the Annual Meeting in person; however, stockholders will be able to participate, vote electronically and submit questions during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/EVGO2023.
The Company is using the “Notice and Access” method of providing proxy materials to a number of its stockholders via the Internet. On or about April 6, 2023, the Company will mail to such stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access proxy materials and vote via the Internet. The Notice also contains instructions on how to receive a paper copy of the proxy materials. If you do not receive a Notice, you will receive a paper copy of the proxy materials by mail sent by the Company on or about the same date, unless you have previously elected to receive proxy materials by email. We remind stockholders who receive a Notice that the Notice is not itself a proxy card and should not be returned with voting instructions.
All stockholders are cordially invited to attend the Annual Meeting virtually and urged to submit their proxy or voting instructions as promptly as possible to ensure their representation and the presence of a quorum at the Annual Meeting. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares through EVgo’s virtual platform, you may still do so. Your proxy is revocable in accordance with the procedures set forth in this proxy statement (the “Proxy Statement”).
By Order of the Board of Directors
/s/ Francine Sullivan

Francine Sullivan
Chief Legal Officer and General Counsel
April 6, 2023
Los Angeles, CA
Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on May 17, 2023.
The Proxy Statement, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and the Notice are available at www.proxyvote.com.

EVgo INC.

i

ii

EVgo Corporate Responsibility and Sustainability
EVgo views environmental, social and corporate governance (“ESG”) as integral to its business strategy and its mission to expedite mass adoption of electric vehicles (“EVs”) for everyone. EVgo strives to protect the environment and help tackle climate change in order to accelerate the transition to clean energy. EVgo is also committed to the promotion of sustainable communities with equal access. EVgo believes that excellence in ESG provides a benefit to EVgo’s stakeholders and the communities in which EVgo operates.
Sustainability is core to EVgo’s mission to expedite the mass adoption of EVs by creating a convenient, reliable, and affordable EV charging network that delivers fast charging to everyone. EVgo is committed to:
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Accelerating the Transition to Clean Energy: EVgo is committed to protecting the environment by making it easy for drivers to go electric. With approximately 900 stations across the country, over 140 million people in the U.S. live within a 10-mile drive of an EVgo charger.

•
Renewable Energy: EVgo has been powered by 100% renewable energy through the purchase of renewable energy certificates (“RECs”) since 2019. For every kilowatt-hour (“kWh”) of electricity consumed on EVgo’s network, EVgo purchases a corresponding kWh REC from an accredited REC supplier.

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Reducing the U.S. Carbon Footprint: By powering more than 400 million electric miles since 2018, EVgo drivers have reduced the U.S. carbon footprint by more than 180 metric tons.

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Promoting Sustainable Communities: EVgo’s Communities Charging for Change program is designed to promote sustainable communities through public education and expanded access to EV fast charging, through which EVgo intends to build charging stations in communities with a disproportionate pollution burden. This commitment to underserved communities supports EVgo drivers and shared mobility options, helping make clean transportation accessible to all.

•
Partnering for Good: EVgo is a proud financial supporter of various nonprofit organizations, including Veloz, which aims to promote the EV market through policy engagement and public campaigns; GRID Alternatives, which aims to build community-powered solutions to advance economic and environmental justice through renewable energy; and One Tree Planted, which aims to restore forests and create habitats for biodiversity.

EVgo currently relies on third parties to ensure compliance with certain environmental laws, including those related to the disposal of hazardous and non-hazardous wastes, including end-of-life disposal and recycling. In 2022, EVgo’s end-of-life recycling efforts resulted in approximately 261,000 pounds of greenhouse gas emissions reduced, approximately 5,000 pounds of toxic metals diverted, and approximately 63,000 pounds of other metals recovered.

EVgo Inc.
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2023
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
EVgo has sent or made available to you these proxy materials because its Board of Directors (the “Board”) is soliciting your proxy to vote at the Company’s annual meeting of stockholders (“Annual Meeting”) on May 17, 2023, 8:00 a.m. Pacific Time, and any adjournments or postponements thereof. These proxy materials include information that we are required to provide to you pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.
Unless otherwise indicated or unless the context requires otherwise, all references in this proxy statement (“Proxy Statement”) to the “Company” or “EVgo,” and similar terms refer to EVgo Inc. (f/k/a Climate Change Crisis Real Impact I Acquisition Corporation or “CRIS”) and its consolidated subsidiaries. References to “CRIS” refer to EVgo’s predecessor company prior to the consummation of the transaction (the “Business Combination”) pursuant to that certain Business Combination Agreement (the “Business Combination Agreement”), by and among the Company, EVgo Holdings, LLC, a Delaware limited liability company (“Holdings”), EVgo HoldCo, LLC, a Delaware limited liability company (“Holdco”), EVGO OPCO, LLC, a Delaware limited liability company (“OpCo”) and CRIS Thunder Merger LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Thunder Sub”). The Business Combination closed (the “Closing”) on July 1, 2021 (the “Closing Date”).
How do I attend the Annual Meeting?
To participate in the Annual Meeting, you must access the virtual meeting at www.virtualshareholdermeeting.com/EVGO2023 and use the control number provided with your proxy materials. EVgo’s virtual meeting platform, which will be provided by Broadridge Financial Solutions, allows all participating stockholders to submit questions during the Annual Meeting. The virtual platform also allows stockholders to vote on proposals online. EVgo believes that the virtual platform increases stockholder participation while at the same time affording the same rights and opportunities to participate as stockholders would have at a physical annual meeting.
More information regarding the question-and-answer process, including the number and types of questions permitted, the time allotted for questions, and how questions will be recognized, answered, and disclosed, will be available in the meeting rules of conduct, which will be posted at www.virtualshareholdermeeting.com/EVGO2023 during the meeting.
EVgo encourages you to access the Annual Meeting before it begins. If you have difficulty accessing the Annual Meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/EVGO2023.
Who is paying for this proxy solicitation?
EVgo will pay for the entire cost of soliciting proxies. In addition to these proxy materials, the Company’s directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. EVgo may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
Who can vote at the Annual Meeting?
Stockholders of record as of the close of business on March 22, 2023 (the “Record Date”) are entitled to receive notice of, attend and participate, and vote at the Annual Meeting. At the close of business on the

Record Date, there were 71,628,591 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) and 195,800,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock” and, together with Class A Common Stock, “Common Stock”) outstanding. Holders of EVgo’s Class A Common Stock and Class B Common Stock are entitled to one vote for each share held as of the above Record Date. Holders of EVgo’s Class A Common Stock and holders of EVgo’s Class B Common Stock will vote together as a single class on all matters described in this Proxy Statement. There is no cumulative voting.
How do I vote?
A stockholder’s shares can be voted at the Annual Meeting only if the stockholder attends the virtual meeting or is represented by proxy. EVgo urges any stockholders not planning to attend the Annual Meeting to authorize their proxy in advance. Stockholders may complete their proxies and authorize their votes by proxy over the Internet at www.proxyvote.com or by telephone at 1-800-690-6903. Stockholders who complete their proxy electronically over the Internet or by telephone do not need to return a proxy card. Stockholders who hold their shares beneficially in street name through a nominee should follow the instructions they receive from their nominee to vote their shares.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the Record Date.
How are votes counted?
Stockholder votes will be tabulated by the persons appointed by the Board to act as inspectors of election for the Annual Meeting. Shares of Common Stock represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when the stockholder has given instructions, will be voted in accordance with those instructions.
What if I do not provide specific voting instructions?
Stockholder of Record:   Shares Registered in Your Name
If you are a stockholder of record and you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted as follows: (1) “For” each of the nominees listed in Proposal No. 1, (2) “For” the ratification of the independent registered public accounting firm in Proposal No. 2, (3) “For” the charter amendment proposal in Proposal No. 3, and (4) in accordance with the discretion of the persons appointed as proxies with respect to any other matters that properly come before the Annual Meeting.
Beneficial Owner:   Shares Registered in the Name of Broker or Bank
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in street name. These proxy materials are being forwarded to you by your bank, broker or other nominee, who is considered to be the holder of record with respect to your shares. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.
If you do not furnish voting instructions to your bank, broker or other nominee, one of two things can happen, depending upon whether a proposal is “routine.” Under the rules that govern brokers that have record ownership of shares beneficially owned by their clients, including the rules and interpretations of The Nasdaq Stock Market LLC, brokers have discretion to cast votes only on routine matters, such as the ratification of the appointment of independent registered public accounting firms, without voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters without such voting instructions, such as the election of directors. Only Proposal No. 2 is considered a “routine” proposal for this purpose. All other proposals are considered “non-routine,” and your broker will not have discretion to vote on these proposals.

What are broker non-votes?
When a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares with respect to such matters. These unvoted shares are considered “broker non-votes” with respect to such matters.
Why did I receive a Notice Regarding the Availability of Proxy Materials on the Internet instead of a full set of proxy materials?
In accordance with rules adopted by the SEC, the Company is providing access to its proxy materials over the Internet to some of its stockholders of record. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. The Notice will tell you how to access and review the proxy materials over the Internet at www.proxyvote.com. The Notice will also tell you how to access your proxy card to vote over the Internet or by telephone.
If you received a Notice and would like to receive a printed copy of the Company’s proxy materials, please follow the instructions included in the Notice. If you do not receive a Notice, you will receive a paper copy of the proxy materials by mail, unless you have previously elected to receive proxy materials by email.
What should I do if I receive more than one proxy or voting instruction card?
Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials and multiple Notices, proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials or one Notice for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to the Annual Meeting to ensure that all of your shares are voted and counted.
How many votes are needed to approve each proposal?
Proposal No. 1 — Directors are elected by a plurality of the votes validly cast in such election. Each nominee nominated by the Board to serve as a Class II director must receive the most “For” votes (among votes properly cast online during the meeting or by proxy) of nominees for the vacancies in such director class in order to be elected. Shares represented by executed proxies will be voted, if authority to do so is not marked therein as “withheld,” “For” the election of each nominee named in Proposal No. 1, and broker non-votes will have no effect on such election. Therefore, only votes “For” will affect the outcome.
Proposal No. 2 — The ratification of the selection of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2023, requires the affirmative vote of a majority in voting power of the shares of Common Stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions will have the same effect as votes cast “Against” the proposal. This proposal is considered “routine,” and therefore the Company does not expect to receive any broker non-votes for this proposal.
Proposal No. 3 — The proposal to approve and adopt the charter amendment described in the section titled “Proposal No. 3 — The Charter Amendment Proposal” requires the affirmative vote of the holders of at least a majority of the shares of outstanding Common Stock entitled to vote generally in the election of directors, voting together as a single class, including at least 65% of the voting power of the shares of Common Stock held by LS Power Equity Advisors, LLC, LS Power Associates L.P. and their respective affiliates and any investment funds or entities controlled or advised by LS Power (collectively “LS Power”). You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Broker non-votes and abstentions will have the same effect as votes cast “Against” the proposal.
What is the quorum requirement for the Annual Meeting?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least 133,714,296 shares of Common Stock, which constitutes a majority in voting power of the outstanding shares of stock entitled to vote at the Annual Meeting, are represented virtually or by proxy. Abstentions from voting on a proposal and broker non-votes will count for purposes of determining a quorum.
If a quorum is present at the Annual Meeting, stockholders may continue to transact business notwithstanding the withdrawal of enough stockholders to leave less than a quorum until such time as it may be adjourned by the person presiding over it. Only the person presiding over the meeting may adjourn the meeting from time to time, whether or not there is such a quorum.
Can I change my vote after submitting my proxy?
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering a written notice of revocation or a properly executed proxy bearing a later date to the attention of EVgo’s Corporate Secretary at 11835 W. Olympic Blvd., Ste. 900E, Los Angeles, CA 90064.
You may also revoke your proxy by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by attending the virtual meeting and voting your shares while logged in and participating in the live webcast.
Beneficial owners of shares held in street name must follow their bank, broker or other nominee’s instructions to revoke their proxies or vote at the Annual Meeting and, for both stockholders of record and beneficial owners of shares held in street name, attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically request or vote online at the Annual Meeting.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that EVgo expects to file within four business days after the Annual Meeting. If final voting results are not available to EVgo in time to file a Form 8-K within four business days after the Annual Meeting, EVgo intends to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to the Company, file an additional Form 8-K to publish the final results.
What proxy materials are available on the Internet?
This Proxy Statement, EVgo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report on Form 10-K”) and the Notice are available, or will be made available when published, at www.proxyvote.com.
Where can I find the stockholder list?
A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose related to the meeting, for ten days prior to the date of the Annual Meeting during ordinary business hours at the Company’s principal offices located at 11835 W. Olympic Blvd., Ste. 900E, Los Angeles, CA 90064. The list will also be available electronically at www.virtualshareholdermeeting.com/EVGO2023 during the Annual Meeting.
Who can I contact if I have questions concerning the Annual Meeting?
If you have any further questions about voting your shares or attending the Annual Meeting or wish to obtain directions on how to join the virtual Annual Meeting, please call or email EVgo’s Investor Relations Department at (310) 954-2943 or investors@evgo.com.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
EVgo’s charter divides the Board into three classes, with staggered three-year terms: Class I directors, whose current term will expire at the annual meeting of stockholders expected to be held in 2025; Class II directors, whose current term will expire at the Annual Meeting; and Class III directors, whose current term will expire at the annual meeting of stockholders expected to be held in 2024. Vacancies on the Board may be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class to which such director shall have been appointed or assigned, and until his or her successor is duly elected and qualified, subject to his or her earlier death, disqualification, resignation or removal.
The Board presently has nine members. Darpan Kapadia is a Class II director whose term of office expires in 2023 and who has been nominated for election at the Annual Meeting. Paul Segal and Jonathan Seelig have been nominated for election at the Annual Meeting as the second and third Class II directors. The terms of office of directors in Class III and Class I expire at EVgo’s annual meetings of stockholders to be held in 2024 and 2025, respectively. At the recommendation of EVgo’s nominating and governance committee (the “Nominating and Governance Committee”), the Board proposes that each of the three Class II nominees named below be elected as a Class II director for a three-year term expiring at the 2026 annual meeting of stockholders or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
Class II Nominees for Election for a Three-year Term Expiring at the 2026 Annual Meeting
The following table and the paragraphs that follow provide information, as of the date of this Proxy Statement, regarding each nominee nominated by the Board to serve as a Class II director:
Name	Age	Primary Occupation	Position at EVgo	Director Since
Paul Segal	48	Chief Executive Officer, LS Power	Director Nominee	N/A
Darpan Kapadia	50	Chief Operating Officer, LS Power	Director	July 2021
Jonathan Seelig	50	Chairman, Ridge	Board Observer, Director Nominee	N/A
Paul Segal. Paul Segal has served as Chief Executive Officer of LS Power since 2011. He is also a member of LS Power’s Management Committee, overseeing one of the largest independent power and transmission developers in the U.S. Prior to his appointment as Chief Executive Officer, Mr. Segal oversaw LS Power’s asset management and renewables development activities. Prior to joining LS Power, in 2002 Mr. Segal founded Luminus Management, a hedge fund that invested across the capital structure of publicly-traded power, energy, utility and related companies, and for which he served as President and Portfolio Manager until 2011. Mr. Segal began his career at Smith Barney as a generalist in the Mergers and Acquisitions Investment Banking group. He graduated with highest honors from the Rutgers College of Engineering with a B.S. in Bio-Chemical Engineering. Mr. Segal serves as a member of the Mount Sinai Department of Medicine Advisory Board, the Weill Cornell Medicine Dean’s Council, the board of the Digestive Disease Research Foundation, and the Advisory Board of the NYU Law School’s Institute for Policy Integrity. EVgo believes Mr. Segal’s extensive experience in executive leadership roles as well as his experience in the renewable energy sector make him well suited to serve on the Board.
Darpan Kapadia. Darpan Kapadia has served on the Board since July 2021. Mr. Kapadia currently serves as the Chief Operating Officer of LS Power, a position he has held since May 2017, and is a member of the firm’s Management Committee and Investment Committee, overseeing one of the largest private power generation, transmission and energy infrastructure companies in the U.S. Prior to his appointment as Chief Operating Officer of LS Power, Mr. Kapadia was Head of Strategy from December 2009 to May 2017. He is also a member of the investment committees of Edge Principal Advisors and Marmora Capital, two affiliated companies that invest across real estate and other alternative asset classes. Prior to joining LS Power in 2004, Mr. Kapadia was a Vice President at Goldman, Sachs & Co. where he managed assets for institutional and private clients. Prior to that, Mr. Kapadia was a Senior Consultant with PricewaterhouseCoopers LLP where he provided strategic and financial advisory services to corporations. Mr. Kapadia received a B.A. in

Economics with Phi Beta Kappa honors from the College of William and Mary and an M.B.A. with highest distinction from the Kellogg Graduate School of Management at Northwestern University. He is a member of the William and Mary Foundation Board of Trustees, the William and Mary Public Policy Advisory Board and Kellogg’s Alumni Council. EVgo believes Mr. Kapadia’s experience in the power generation, transmission and energy infrastructure sectors makes him well suited to serve on the Board.
Jonathan Seelig. Jonathan Seelig has been a technology industry founder, operator and investor for over 25 years. He co-founded Ridge, a cloud computing platform, in October 2018 and served as its CEO from October 2018 to October 2021 and as its Chairman from October 2021 to the present. He co-founded Akamai Technologies, Inc., a content delivery network, cybersecurity and cloud service company, in 1997, and has held leadership or investment roles in dozens of early stage companies in the technology and transportation sectors. These roles have included director of Zipcar, a car sharing company, from 2001 to 2010 (Chairman from 2003-2010), director of Zagster, a designer, builder and operator of bike sharing programs, from January 2017 to September 2019, director of Zoom Telephonics, a creator of cable modems and other internet access products, from May 2019 until December 2020, and Board observer for EVgo since October 2022. He received a Bachelor of Science from Stanford University. EVgo believes Mr. Seelig’s substantial leadership experience in the technology and transportation sectors make him well suited to serve on the Board.
Vote Required for Approval
Directors are elected by a plurality of the votes validly cast in such election. Proxies cannot be voted for more than one person. Each nominee nominated by the Board to serve as a Class II director must receive the most “For” votes (among votes properly cast online during the meeting or by proxy) of nominees for the vacancies in such director class in order to be elected. Shares represented by executed proxies will be voted, if authority to do so is not marked therein as “withheld,” “For” the election of each nominee named above, and broker non-votes will have no effect on such election. Therefore, only votes “For” will affect the outcome.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE
CLASS II DIRECTOR NOMINEES

Continuing Directors
On March 27, 2023, John King resigned as a member of the Board. On March 27, 2023, the Board, in order to fill the newly created vacancy that resulted from Mr. King’s resignation, and upon the recommendation of the Nominating and Governance Committee, elected Peter Anderson as a member of the Board, effective immediately.
The following table and the paragraphs that follow provide information, as of the date of this Proxy Statement, regarding the directors who are serving for terms that end following the Annual Meeting:
Name	Age	Primary Occupation	Position at EVgo	Director Since
Class III Directors
Catherine Zoi	61	Chief Executive Officer, EVgo	Chief Executive Officer and Director	July 2021
David Nanus(1)	48	President, LS Power Equity Advisors	Chairman and Director	July 2021
Katherine Motlagh(1)(2)(3)	49	Executive Vice President and Chief Financial Officer, CyrusOne LLC	Director	April 2022
Class I Directors
Badar Khan(1)(2)(3)	52	Senior Advisor, Global Infrastructure Partners	Lead Independent Director	May 2022
Joseph Esteves	62	Chief Financial Officer, LS Power	Director	July 2021
Peter Anderson	34	Senior Vice President, LS Power	Director	March 2023

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

(3)
Member of the Nominating and Governance Committee

Catherine Zoi. Catherine Zoi has served as EVgo’s Chief Executive Officer since November 2017, first as Chief Executive Officer of Holdco, beginning in November 2017, and then as Chief Executive Officer of the Company following the Closing of the Business Combination. She has also served as a director of the Company since July 2021 and was a member of the board of Holdings from January 2020 until the Closing of the Business Combination. Ms. Zoi has led EVgo’s growth and its establishment as one of the preeminent public fast charging networks in the U.S. Ms. Zoi came to EVgo as a distinguished executive with decades of experience in the clean energy, investing and policy communities. She has held numerous chief executive officer, senior executive and board positions in the energy industry, government, academia and non-profit sectors. Ms. Zoi has served on the board of directors of Soli Organic, an organic food company, since February 2022. She also co-founded Odyssey Energy, a distributed generation software company, and served as its President from June 2016 to November 2017 and as its chairman from November 2017 to July 2022. She was founding Chief Executive Officer of Frontier Power, a rural electrification company incubated by SunEdison, and served in that position from June 2015 to June 2016. Prior to that, Ms. Zoi was an energy investor at Silver Lake from 2011 to 2013 and Bayard Capital from 2003 to 2006. She has also served on the board of directors of Ice Energy, SES and Pacific Solar, and was a management consultant at ICF and Next Energy. She served in the Obama Administration as Assistant Secretary and Acting Under Secretary at the Department of Energy, where she oversaw more than $30 billion in energy investments. Ms. Zoi was also the founding Chief Executive Officer of both the Alliance for Climate Protection, established and chaired by U.S. Vice President Al Gore, and the Sustainable Energy Development Authority, a $50 million fund to commercialize clean energy technologies in Australia. In the early 1990s, Ms. Zoi was Chief of Staff for Environmental Policy in the Clinton White House, and she pioneered the Energy Star program while at the EPA. Ms. Zoi was also an adjunct professor and Precourt Energy Scholar at Stanford University, where she taught and did research between 2012 and 2017. Ms. Zoi has a B.S. in Geology from Duke University and an M.S. in Engineering from Dartmouth.
EVgo believes that Ms. Zoi is qualified to serve as a director because of her operational and historical expertise gained from serving as EVgo’s Chief Executive Officer and her extensive professional and educational experience in the energy industry.

David Nanus. David Nanus has served on the Board as Chairman since July 2021. Previously, Mr. Nanus served on the board of Holdings following LS Power’s acquisition of EVgo in January 2020. Mr. Nanus also currently serves as President of LS Power Equity Advisors, LS Power’s Private Equity business, and as a member of LS Power’s Management Committee and Investment Committee. Previously, Mr. Nanus served as Co-Head of the Private Equity business, a role he held from 2017 to January 2023. Prior to his appointment as Co-Head, Mr. Nanus served as Senior Managing Director in the Private Equity business. Mr. Nanus joined LS Power in 2005, prior to which he held positions in investment banking with Lazard Freres in its Power and Energy practice, and with Dresdner Kleinwort Wasserstein, where he was a member of the Financial Sponsors and Global Energy practices. Mr. Nanus began his career with Arthur Andersen, where he was a member of the Transaction Advisory Services and Audit Groups. Mr. Nanus is a member and past President of the Board of Trustees of Solomon Schechter Day School of Bergen County, and a past member of the Board of Trustees of Success Academy NYC Charter Schools and of the Cornell University Dyson School of Business Undergraduate Program Advisory Council. Mr. Nanus received a B.S. from Cornell University and an M.B.A. with honors from Columbia Business School. EVgo believes that Mr. Nanus’s experience in the power and energy industries, in finance and accounting, as well as his knowledge of the EVgo business, make him well suited to serve on the Board.
Katherine Motlagh. Katherine Motlagh has served on the Board since April 2022. Since October 2020, she has served as Executive Vice President and Chief Financial Officer of CyrusOne LLC (“CyrusOne”), owner and operator of more than 50 carrier-neutral data centers in North America, Europe, and South America, providing colocation and connectivity services and enabling computing needs for the businesses. In this role, Ms. Motlagh is a member of the executive management team and is responsible for CyrusOne’s accounting, finance, capital markets, tax, procurement, and investor relations. Prior to CyrusOne, she served from May 2015 to October 2020 as Chief Financial Officer of the European, African and Latin American regions at American Tower, a global infrastructure REIT which develops, owns, and operates multi-tenant communications real estate. In that role, Ms. Motlagh was responsible for providing strategic leadership and oversight of all financial activities and financial reporting, management of international tax policy, and planning and internal control compliance for international businesses in 18 countries and led a global finance organization of over 300 employees. Ms. Motlagh’s earlier career included divisional Chief Financial Officer roles as well as a variety of finance and accounting leadership roles with progressively increasing responsibilities at Ericsson, Inc., Nokia, Inc., and Nextel Communications, Inc. Ms. Motlagh earned a master’s degree from the Academy of Finance in Moscow and is a licensed Certified Public Accountant. Additionally, Ms. Motlagh has previously served on the National and European Boards of the Institute of Management Accountants and is a Certified Management Accountant. EVgo believes Ms. Motlagh’s substantial financial expertise makes her well suited to serve on the Board.
Badar Khan. Badar Khan has served on the Board since May 2022. Since November 2022, he has served as a Senior Advisor with Global Infrastructure Partners, a leading independent infrastructure fund manager. Previously, from April 2017 to June 2022, he held several roles with National Grid, a multinational electricity and gas utility company, including President at National Grid US from November 2019 to June 2022, during which he led the company’s core U.S. business operations, including the provision of electricity, natural gas and clean energy solutions to over 20 million people across Massachusetts, New York and Rhode Island. From April 2017 to November 2019, he was the President of National Grid Ventures, a global portfolio of large-scale competitive energy projects — including electricity interconnectors, onshore wind and solar generation, competitive electricity transmission, and LNG storage — and oversaw the creation of National Grid Partners, the company’s venture capital and innovation arm. Mr. Khan previously worked at Centrica plc, a multinational energy and services company, for 14 years in the UK and U.S., including from 2013 to 2017 as Chief Executive Officer of Direct Energy, the North American subsidiary that provides electricity, natural gas and home services. Prior to that, he was an officer of a start-up private retail energy company in the U.S. and also worked in management consulting with Deloitte Consulting. Mr. Khan has served on the board of directors of CRH plc, a manufacturer and supplier of building materials, since October 2021. He has a degree in engineering from Brunel University in London and an MBA from the Wharton School of the University of Pennsylvania. With more than 25 years of experience in the energy sector, EVgo believes Mr. Khan is well suited to serve on the Board.
Joseph Esteves. Joseph Esteves has served on the Board since July 2021. Previously, Mr. Esteves served on the board of Holdings, following LS Power’s acquisition of EVgo in January 2020. Mr. Esteves currently serves as the Chief Financial Officer of LS Power, a position he has held since 2008. In addition, he is also a member of LS Power’s Management Committee and Investment Committee and is responsible for LS Power’s financing activity, which includes over $46 billion in debt and equity capital raised since 2005. Mr. Esteves joined LS Power in 2004. Prior to joining LS Power, Mr. Esteves served as Executive Vice President at Comverge, Inc., a power technology firm serving electric utilities, from 2001 to 2004. Previously, he spent fifteen years with major investment banking firms focused on the Energy and Power industries. Those roles included Managing Director and Region Head Project Finance at UBS; Vice President, Structured Finance at Goldman Sachs & Co.; and Vice President, Corporate Finance at Salomon Brothers Inc. Mr. Esteves received an M.B.A. from the Wharton School and a B.EE from the Cooper Union. EVgo believes Mr. Esteves’s financial expertise and experience in the electric power and finance industries make him well suited to serve on the Board.
Peter Anderson. Peter Anderson has served on the Board since March 2023 and, prior to his appointment to the Board, served as a Board observer for EVgo from July 2021 to March 2023. He is also Senior Vice President and member of the investment team at LS Power. In this role, his responsibilities include origination, mergers and acquisitions, financing, due diligence, and asset management across LS Power’s energy investment portfolio. During his time at LS Power, Mr. Anderson has engaged in a variety of transactions across the energy sector, including transportation electrification, renewable natural gas, distributed generation, and conventional and renewable generation. Prior to joining LS Power in 2014, Mr. Anderson was an associate in Barclays’s Power and Gas Commodities Group from 2011 to 2014. In that role, he focused on structured power and gas commodity transactions. Mr. Anderson holds a B.S. in Commerce with a concentration in Finance and a B.S. in Mathematics from the University of Virginia. EVgo believes Mr. Anderson’s extensive experience in the transportation electrification, power generation and renewable energy sectors makes him well suited to serve on the Board.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG has been engaged by EVgo since July 1, 2021, and has been engaged by Holdco since 2020. Representatives of KPMG are expected to be present during the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
Change in Independent Registered Accounting Firm
As previously disclosed, on July 1, 2021, the Audit Committee approved the engagement of KPMG as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2021. Accordingly, WithumSmith+Brown, PC (“Withum”), the Company’s independent registered public accounting firm prior to the Business Combination, was informed that it would be replaced by KPMG as the Company’s independent registered public accounting firm following the completion of Withum’s review of the quarter ended June 30, 2021, which consisted only of the accounts of the pre-Business Combination special purpose acquisition company.
The report of Withum, independent registered public accounting firm, dated April 30, 2021, on the Company’s financial statements as of December 31, 2020, and for the period from August 4, 2020 (inception) through December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles other than the restatement of the Company’s financial statements for the year ended December 31, 2020.
During the period of Withum’s engagement by the Company, during the period from August 4, 2020 (inception) through December 31, 2020, and the subsequent period through July 1, 2021, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make a reference to the subject matter of the disagreement in connection with its report covering such period. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Withum’s engagement and the subsequent interim period preceding Withum’s dismissal.
The Company previously provided Withum with a copy of the disclosures regarding the dismissal reproduced in this Proxy Statement and received a letter from Withum addressed to the SEC stating that they agree with the above statements. This letter was filed as Exhibit 16.1 to EVgo’s Current Report on Form 8-K filed with the SEC on July 8, 2021.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2022 and 2021, by Withum and KPMG.
Withum
	Year Ended December 31,
	2022	2021
Audit Fees(1)	$—	$36,500
Tax Fees(3)	—	1,790
All Other Fees(4)	—	2,000
Total Fees	$—	$40,290

KPMG
	Year Ended December 31,
	2022		2021
Audit Fees(1)	$		$1,510,000
Audit-Related Fees(2)		—	250,782
Tax Fees(3)		320,221	675,786
All Other Fees(4)		—	665,609
Total Fees	$		$3,102,177

(1)
“Audit Fees” consist of audit services related to the audit of the Company’s annual consolidated financial statements and the review of the Company’s quarterly condensed consolidated financial statements. The Audit Fees incurred also include fees related to services performed in connection with EVgo’s securities offerings, in each case including consents and review of documents filed with the SEC and other offering documents.

(2)
“Audit-related Fees” consist of due diligence services and internal control benchmarking not included in “Audit Fees.”

(3)
“Tax Fees” consist of professional services for tax compliance, tax advice, tax planning, business licenses, and/or preparation of property tax and sales and use tax returns.

(4)
“All Other Fees” include consulting services associated with EVgo’s readiness to become a public company.

Pre-Approval Policies and Procedures
Pursuant to its charter, the Audit Committee may pre-approve audit and permissible non-audit and tax services provided to the Company by the independent auditors. The Audit Committee may delegate to the chair of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such preapproval decision is presented to the full Audit Committee at a subsequent meeting.
Prior to the Business Combination, all of the services listed in the table above provided by Withum were pre-approved by CRIS in accordance with its policies then in effect. Following the Business Combination, all of the services provided by KPMG listed in the table above were pre-approved in accordance with the pre-approval policies and procedures described in the paragraph immediately above.
Vote Required for Approval
Approval of this proposal requires the affirmative vote of a majority in voting power of the shares of Common Stock present virtually or by proxy at the Annual Meeting and entitled to vote on the ratification and appointment of the independent registered public accounting firm. Votes may be cast “For,” “Against,” or “Abstain” with respect to this proposal. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then “For” approval of this proposal. Abstentions will have the same effect as votes cast “Against” the proposal. Proposal No. 2 is considered “routine” and therefore EVgo does not expect any broker non-votes for this proposal. If EVgo’s stockholders do not ratify the selection of KPMG, the Board will consider other independent auditors.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF
KPMG AS EVGO’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL NO. 3 — THE CHARTER AMENDMENT PROPOSAL
EVgo is asking its stockholders to approve a charter amendment that would eliminate the personal liability of EVgo’s officers for monetary damages for breach of fiduciary duty as an officer, except to the extent such an exemption from liability or limitation thereof is not permitted by the General Corporation Law of the State of Delaware (the “DGCL”).
In accordance with Section 102(b)(7) of the DGCL, EVgo’s certificate of incorporation currently contains a provision eliminating the personal liability of EVgo’s directors for monetary damages for breach of fiduciary duty as a director, except to the extent such an exemption from liability or limitation thereof is not permitted by the DGCL. Pursuant to a recent amendment to Section 102(b)(7) of the DGCL that became effective on August 1, 2022, a Delaware corporation is now permitted to similarly eliminate or limit such personal liability of its officers. The effect of the charter amendment is to limit the ability of EVgo’s stockholders to seek monetary damages directly against EVgo’s officers. If the charter amendment is adopted, EVgo’s officers that would be subject to this provision would be limited to (1) its Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Legal Officer and Controller, (2) its most highly compensated executive officers as identified in its SEC filings and (3) certain of its other officers who have consented (or are deemed to have consented) to service by the delivery of process to EVgo’s registered agent in accordance with Delaware law.
If the charter amendment is adopted, it will not eliminate or limit the liability of an officer for any act or omission occurring prior to the date on which it becomes effective. Further, it will not eliminate or limit EVgo’s rights or the rights of any EVgo stockholder to seek monetary damages against an officer for a breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, transactions in which an officer derives an improper personal benefit, or any actions brought by EVgo directly against the officer or by any of EVgo’s stockholders through a derivative suit on EVgo’s behalf.
When considering the recommendation of the Board that EVgo stockholders approve the charter amendment proposal, EVgo stockholders should be aware that directors and executive officers of EVgo have certain interests in the charter amendment proposal that may be different from, or in addition to, the interests of EVgo stockholders more generally. Specifically, Catherine Zoi, a member of the Board and the Chief Executive Officer of EVgo, as well as certain other officers of EVgo, will receive the liability exculpation protections afforded by the charter amendment if it is adopted by EVgo’s stockholders. EVgo’s Board was aware of these interests and considered them, among other matters described below under the caption “Rationale for Charter Amendment,” in reaching its decision to approve the charter amendment.
The foregoing description of the charter amendment proposal should be read in conjunction with the amended text of the applicable charter provision (with additions shown as underlined), which is attached as Annex A to this Proxy Statement. You are urged to read the charter amendment carefully and in its entirety.
Rationale for Charter Amendment
The Board believes that limiting personal monetary liability for officers under certain circumstances in the manner contemplated by the charter amendment proposal is reasonable and appropriate. Delaware courts experienced an increase in litigation in which plaintiffs attempted to exploit the absence of protection for officers against such liability to prolong litigation and extract settlements from defendant corporations, which absence was addressed by the Delaware legislature’s recent amendment to Section 102(b)(7) of the DGCL permitting such protection. The Board believes that a Delaware corporation that fails to adopt a charter amendment required to extend these protections to its officers may risk a disproportionate amount of nuisance litigation and disproportionately increased costs in the form of increased director and officer liability insurance premiums and diversion of officers’ attention away from the management of the Company’s business. In addition to mitigating such risk, the charter amendment proposal is expected to support EVgo’s ability to attract and retain experienced and qualified corporate officers, including because the Company expects similar exculpation provisions to be adopted by EVgo’s peers and others with whom it competes for executive talent.
On the basis of the foregoing considerations, the Board has approved, adopted, authorized and declared advisable the charter amendment proposal.

Vote Required for Approval
The affirmative vote, virtually or by proxy, of the holders of at least a majority of the shares of outstanding Common Stock entitled to vote generally in the election of directors, voting together as a single class, including at least 65% of the shares of Common Stock held by LS Power, is required to approve and adopt the charter amendment proposal. If the charter amendment proposal is approved and adopted by EVgo’s stockholders at the Annual Meeting, EVgo intends to file an amended charter reflecting the amendments attached hereto as Annex A with the Secretary of State of the State of Delaware promptly following the conclusion of the Annual Meeting. Broker non-votes and abstentions will have the same effect as votes cast “Against” the proposal.
THE BOARD UNANIMOUSLY RECOMMENDS THAT EVGO STOCKHOLDERS VOTE “FOR” THE CHARTER AMENDMENT PROPOSAL

BOARD OF DIRECTORS AND COMMITTEES; CORPORATE GOVERNANCE
Overview
EVgo is committed to maintaining the highest standards of business conduct and corporate governance, which the Company believes are fundamental to the overall success of its business, serving EVgo stockholders well and maintaining integrity in the marketplace. EVgo’s corporate governance guidelines (the “Corporate Governance Guidelines”) and Code of Conduct, together with EVgo’s certificate of incorporation, bylaws, and the charters of the committees of the Board, form the basis for the Company’s corporate governance framework.
Director Independence
The Board has determined that each of Rodney Slater, Badar Khan and Katherine Motlagh qualifies as an independent director and that, if elected at the Annual Meeting, Jonathan Seelig will qualify as an independent director, in each case under the criteria set forth in the listing rules of Nasdaq and applicable SEC rules, including the additional independence criteria applicable to service on the Audit Committee. These determinations were made by the Board based on the recommendation of its Nominating and Governance Committee, which is required pursuant to its charter to review, in light of such criteria, all relationships between each director or nominee and EVgo, including prior service as a Board observer for EVgo.
As of the date of this Proxy Statement, Holdings controls a majority of the voting power of EVgo’s outstanding capital stock. As a result, EVgo is a “controlled company” under Nasdaq rules. As a controlled company, EVgo is exempt from certain Nasdaq corporate governance requirements, including those that would otherwise require the Board to have a majority of independent directors and require that EVgo either establish compensation and nominating and corporate governance committees, each comprised entirely of independent directors, or otherwise ensure that the compensation of its executive officers and nominees for directors are determined or recommended to the Board by the independent members of the Board. EVgo currently utilizes some or all of these exemptions. As a result, EVgo does not have a majority of independent directors on the Board. In addition, EVgo may choose not to maintain a compensation committee or a nominating and corporate governance committee, and to the extent such committees are maintained, as is currently the case, they may not consist entirely of independent directors. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements.
Meetings of the Board
The Board holds regular meetings each year and holds special meetings and acts by unanimous written consent when circumstances require. During 2022, there were 11 meetings of the Board. Each EVgo director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees on which he or she served during 2022. EVgo encourages, but does not require, members of the Board to attend annual stockholder meetings.
Board Leadership Structure
The Board recognizes that the leadership structure and combination or separation of the Chief Executive Officer and the Chair roles is driven by the needs of the Company at any point in time. As a result, EVgo does not have a policy requiring combination or separation of leadership roles, and the Company’s governing documents do not mandate a particular structure. This allows the Board the flexibility to establish the most appropriate structure for the Company at any given time. Since July 2021, David Nanus has served as the Chair, and Catherine Zoi has served as the Company’s Chief Executive Officer.
In addition, EVgo’s Corporate Governance Guidelines provide that when the Chair is not an independent director, a lead independent director may be designated by the Board (the “Lead Independent Director”). Under the Corporate Governance Guidelines, the Lead Independent Director presides at meetings of independent directors, has the authority to call such meetings and is responsible for preparing an agenda therefor. Pat Collawn was appointed to serve as the Lead Independent Director from July 2021 until her resignation from the Board in May 2022. In May 2022, the Board designated Badar Khan to serve as the Lead Independent Director.

Board Role in Risk Oversight
The Board oversees the risk management activities designed and implemented by the Company’s management. The Board does not have a standing risk management committee, but rather executes its oversight responsibility both directly and through its standing committees. All board committees report to the Board as appropriate, including, but not limited to, when a matter rises to the level of a material or enterprise risk. The Board considers specific risk topics, including risks associated with EVgo’s strategic initiatives, business plans and capital structure. EVgo’s management, including EVgo’s executive officers, are primarily responsible for managing the risks associated with the operation and business of the Company and providing appropriate updates to the Board and the Audit Committee.
The Board has delegated to the Audit Committee oversight of the Company’s risk management process, and EVgo’s other board committees also consider risks as they perform their respective committee responsibilities. The Audit Committee has approved the establishment of the Company’s Enterprise Risk Committee (the “Enterprise Risk Committee”), a management-level committee responsible for anticipating, identifying, prioritizing and managing risks that are material to EVgo’s business objectives. Pursuant to its charter, the Enterprise Risk Committee will meet at least quarterly and provide regular updates to the Audit Committee.
Committees of the Board
Because EVgo is a “controlled company” under Nasdaq rules, EVgo is not required to establish or maintain a compensation committee or a nominating and corporate governance committee. Although EVgo was not required to do so, the Board maintains a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating and Governance Committee”), in addition to the Audit Committee. Members serve on each committee until their resignation or until otherwise determined by the Board. Each committee operates under a charter approved by the Board.
Audit Committee
During the year ended December 31, 2022, the members of the Audit Committee were Rodney Slater, Katherine Motlagh (from the time of her appointment to the Board in April 2022), Badar Khan (from the time of his election to the Board in May 2022), Elizabeth Comstock (from the beginning of 2022 until her departure from the Board in May 2022) and Patricia K. Collawn (from the beginning of 2022 until her resignation as a director in March 2022). As of the date of this Proxy Statement, the Audit Committee consists of Katherine Motlagh, Rodney Slater and Badar Khan, with Ms. Motlagh serving as the chair of the Audit Committee. If elected at the Annual Meeting, Jonathan Seelig will replace Mr. Slater on the Audit Committee. Under Nasdaq’s listing standards and applicable SEC rules, EVgo is required to have at least three members of the Audit Committee, all of whom must be independent. Each of Katherine Motlagh, Rodney Slater and Badar Khan meets, and Jonathan Seelig, if elected at the Annual Meeting, will meet, the independent director standard under Nasdaq’s listing standards and under Rule 10A-3(b)(1) under the Exchange Act. The Audit Committee met eight times in 2022.
Each current member of the Audit Committee, and Mr. Seelig, is financially literate, and the Board has determined that Ms. Motlagh qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.
The Audit Committee charter is posted in the Investors section of the Company’s website, which is located at investors.evgo.com, under the “Governance — Governance Documents” tab. The Audit Committee charter details the principal functions of the Audit Committee, including:
•
assisting Board oversight of (1) the integrity of EVgo’s financial statements, (2) EVgo’s compliance with legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence and (4) the performance of EVgo’s internal audit function and the independent registered public accounting firm;

•
the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by EVgo;

•
pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by EVgo, and establishing pre-approval policies and procedures;

•
setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•
setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•
obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years with respect to one or more independent audits carried out by the firm and any steps taken to address such issues and (iii) all relationships between the independent registered public accounting firm and EVgo to assess the independent registered public accounting firm’s independence;

•
meeting to review and discuss EVgo’s annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing EVgo’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in EVgo’s 2022 Annual Report on Form 10-K;

•
reviewing and approving any related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC; and

•
reviewing with management, the independent registered public accounting firm, and EVgo’s legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding EVgo’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee
During the year ended December 31, 2022, the members of the Compensation Committee were Elizabeth Comstock (from the beginning of 2022 until her departure from the Board in May 2022), Rodney Slater, David Nanus, Patricia K. Collawn (from the beginning of 2022 until her resignation as a director in March 2022), Badar Khan (from the time of his election to the Board in May 2022) and Katherine Motlagh (from the time of her appointment to the Board in April 2022). As of the date of this Proxy Statement, the Compensation Committee consists of Badar Khan, Rodney Slater, David Nanus and Katherine Motlagh, with Mr. Khan serving as the chair of the Compensation Committee. If elected, Jonathan Seelig will replace Mr. Slater on the Compensation Committee. Because EVgo is a “controlled company” within the meaning of Nasdaq’s corporate governance standards, the Compensation Committee is not required to be comprised solely of independent directors. The Compensation Committee met six times in 2022.
The Compensation Committee charter is posted in the Investors section of the Company’s website, which is located at investors.evgo.com, under the “Governance — Governance Documents” tab. The Compensation Committee charter details the principal functions of the Compensation Committee, including:
•
reviewing, approving and determining, or making recommendations to the Board regarding, the compensation of EVgo’s executive officers, including the Chief Executive Officer;

•
reviewing on an annual basis EVgo’s executive compensation policies and plans;

•
implementing and administering EVgo’s incentive compensation equity-based remuneration plans;

•
assisting management in complying with EVgo’s proxy statement and annual report disclosure requirements;

•
if required, producing a report on executive compensation to be included in EVgo’s annual proxy statement; and

•
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form sub-committees and delegate some or all of its authority to sub-committees, its chair or any of its members when it deems appropriate. During 2022, the Compensation Committee delegated authority to the Chief Executive Officer to approve annual, new-hire, retention and “spot” equity awards to Company employees within certain parameters and subject to certain limitations, and to the Chair and the chair of the Compensation Committee to collectively approve certain equity awards to employees outside of the scope of the delegation to the Chief Executive Officer. The Compensation Committee charter provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
Nominating and Governance Committee
During the year ended December 31, 2022, the members of the Nominating and Governance Committee were Elizabeth Comstock (from the beginning of 2022 until her departure from the Board in May 2022), Rodney Slater, Kate Brandt, Patricia K. Collawn (from the beginning of 2022 until her resignation as a director in March 2022), Badar Khan (from the time of his election to the Board in May 2022) and Katherine Motlagh (from the time of her appointment to the Board in April 2022). As of the date of this Proxy Statement, the Nominating and Governance Committee consists of Rodney Slater, Kate Brandt, Badar Khan and Katherine Motlagh, with Mr. Slater serving as the chair of the Nominating and Governance Committee. If elected, Jonathan Seelig will become chair of the Nominating and Governance Committee. Because EVgo is a “controlled company” within the meaning of Nasdaq’s corporate governance standards, EVgo is not required to have independent director oversight of director nominations or a nominating and corporate governance committee comprised solely of independent directors. The Nominating and Governance Committee met twice in 2022.
The Nominating and Governance Committee charter is posted in the Investors section of the Company’s website, which is located at investors.evgo.com, under the “Governance — Governance Documents” tab. The Nominating and Governance Committee charter details the principal functions of the Nominating and Governance Committee, including:
•
identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the Board;

•
developing and recommending to the Board and overseeing implementation of EVgo’s Corporate Governance Guidelines;

•
coordinating and overseeing the annual self-evaluation of the Board, its committees, individual directors and management in the governance of the Company; and

•
reviewing on a regular basis EVgo’s overall corporate governance and recommending improvements as and when necessary.

The Nominating and Governance Committee charter also provides that in the event that a vacancy on the Board arises, the Nominating and Governance Committee will seek and identify a qualified director nominee to be recommended to the Board for either appointment by the Board to serve the remainder of the term of the director position that is vacant or election at the next annual meeting of stockholders. To identify such a nominee, the Committee solicits recommendations from existing directors and senior management. These recommendations are considered by the Nominating and Governance Committee along with any recommendations that have been received from stockholders. The Nominating and Governance Committee treats recommendations for directors that are received from the Company’s stockholders equally with recommendations received from any other sources, provided that the recommendations comply with the procedures outlined in this Proxy Statement. The Nominating and Governance Committee charter also provides that the committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms. In 2022, the Nominating and Governance Committee engaged Russell Reynolds to identify potential director nominees to the Board. Prior to recommending to the Board that a person be elected to fill a vacancy on the Board, the Nominating and Governance Committee considers and reviews the candidate’s:
•
relevant skills, qualifications and experience;

•
independence under applicable standards;

•
business judgment;

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service on boards of directors of other companies;

•
personal and professional integrity, including commitment to the Company’s core values;

•
openness and ability to work as part of a team;

•
willingness to commit the required time to serve as a Board member; and

•
familiarity with the Company and its industry.

The Nominating and Governance Committee identifies and evaluates nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Governance Committee views as critical to effective functioning of the Board. Among the factors that are considered, the Nominating and Governance Committee weighs whether nominees to the Board provide the integrity, experience, knowledge, skills, judgment, and level of commitment appropriate for the Company. The Nominating and Governance Committee also considers the diversity of, and the optimal enhancement of the current mix of talent and experience on, the Board.
Board Diversity Matrix
The table below provides certain highlights of the composition of the Board as of the date of this Proxy Statement. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).
Board Diversity Matrix (as of the date of this Proxy Statement)
Total Number of Directors	9
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6
Part II: Demographic Background
African American or Black		1
Alaskan Native or Native American
Asian		2
Hispanic or Latinx		1
Native Hawaiian or Pacific Islander
White	3	2
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is or has been at any time one of EVgo’s officers or employees. None of EVgo’s executive officers serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board of directors committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving as a member of the Board.
Code of Conduct
The Company adopted a Code of Conduct that applies to all of EVgo’s employees, officers and directors, including those officers responsible for financial reporting. To the extent required by law, any amendments to the code, or any waivers of its requirements, are disclosed on EVgo’s website. The current version of the Code of Conduct is available on the Company’s investor website, which can be found at investors.evgo.com/governance. A printed copy of the Code of Conduct will be made available to any stockholder upon request. To the extent required by rules adopted by the SEC and the Nasdaq, EVgo intends to promptly disclose future amendments to certain provisions of the Code of Conduct, or waivers of such provisions granted to executive officers and directors, on the Company’s investor website.
Hedging Policy
As part of EVgo’s insider trading policy, all Company directors, officers, employees and certain designated independent contractors and consultants are prohibited from engaging in short sales of the Company’s securities, establishing margin accounts, pledging the Company’s securities as collateral for a loan, trading in derivative securities, including buying or selling puts or calls on EVgo securities, or otherwise engaging in any form of hedging or monetization transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds) involving the Company’s securities.
Stockholder Communications with the Board
Any stockholder or any other interested party who desires to communicate with the Board, or any specified individual director, may do so by directing such correspondence to the attention of the Corporate Secretary at EVgo’s offices at 11835 W. Olympic Blvd., Ste. 900E, Los Angeles, CA 90064. All communications are compiled by the Secretary of the Company and submitted to the Board or the individual directors on a periodic basis, as appropriate.
Family Relationships
There are no familial relationships among EVgo’s directors and executive officers.

DELINQUENT SECTION 16(a) REPORTS
Under U.S. securities laws, directors, executive officers and persons holding more than 10% of Common Stock must report their initial ownership of Common Stock and any changes in that ownership to the SEC. The SEC has designated specific deadlines for such reports, and EVgo must identify in this Proxy Statement those persons who did not file such reports when due.
Based solely upon a review of Forms 3 and 4 and any amendments furnished to EVgo during its fiscal year ended December 31, 2022, and Forms 5 and any amendments furnished to EVgo with respect to the same year, EVgo believes that EVgo’s directors, officers, and greater than 10% beneficial owners complied with all applicable Section 16 filing requirements.

EXECUTIVE OFFICERS
EVgo’s executive officers are appointed by the Board and serve at its discretion. Set forth below is information regarding the Company’s executive officers as of the date of this Proxy Statement:
Name	Age	Position
Catherine Zoi	61	Chief Executive Officer and Director
Ivo Steklac	59	Chief Technology Officer
Olga Shevorenkova	35	Chief Financial Officer
Francine Sullivan	50	Chief Legal Officer and General Counsel
Dennis Kish	59	Chief Operating Officer
Additional information about each of EVgo’s executive officers (except for Catherine Zoi, whose biographical information is provided in the “Continuing Directors” section of this Proxy Statement on page 8), is as follows:
Ivo Steklac. Ivo Steklac has served as EVgo’s Chief Technology Officer since July 2021 and is responsible for the design and development of EVgo’s products, systems and services. From July 2021 to January 2022, Mr. Steklac also served as EVgo’s Chief Operating Officer, and prior to that, he served as the Chief Operating and Technology Officer of Holdco from August 2018 until the Closing of the Business Combination. With more than three decades of experience in the energy sector, Mr. Steklac joined EVgo in August 2018 from True North Venture Partners, where he served as an Operating Partner and Chief Executive Officer of AquaHydrex, Inc., an electrolysis technology company, from November 2016 to January 2018. Prior roles include General Manager of SunPower Corporation from August 2013 to November 2016, Chief Customer Officer at C3 Energy, an energy conservation products company, from February 2013 to July 2013 and Chief Operating Officer of Tendril Networks, Inc., an energy management software company, from February 2010 to January 2013. Mr. Steklac holds degrees in Electrical Engineering and Computer Science from Queen’s University in Kingston, Ontario.
Olga Shevorenkova. Olga Shevorenkova has served as EVgo’s Chief Financial Officer since July 2021 and prior to that, she served as the Chief Financial Officer of Holdco from July 2019 until the Closing of the Business Combination. Ms. Shevorenkova joined EVgo in August 2018 and served as Vice President of Corporate Development and Strategy from that time until becoming Chief Financial Officer in July 2019. Ms. Shevorenkova is responsible for finance, accounting, analytics, investor relations, and human resources operations. Ms. Shevorenkova’s prior experience includes eight years of investment and transaction advisory services in sustainable infrastructure, including serving as Vice President of Greentech Capital Advisors, an investment bank solely focused on sustainable infrastructure, from May 2011 to July 2018. Ms. Shevorenkova has a MSc Degree in Management, Technology and Economics from ETH Zurich and a BSc Degree in Applied Mathematics and Informatics from Moscow State University.
Francine Sullivan. Francine Sullivan has served as EVgo’s Chief Legal Officer and General Counsel since July 2021 and prior to that, she served as General Counsel of Holdco from May 2021 until the Closing of the Business Combination. Ms. Sullivan leads EVgo’s legal and compliance team. Ms. Sullivan has spent the past 17 years in the clean energy sector. Prior to joining EVgo in May 2021, Ms. Sullivan served as Vice President, Business Development for REC Silicon ASA (“REC”), a publicly listed Norwegian solar and advanced materials company. Based out of the Houston, Texas office, she was focused on developing opportunities and partnerships in the advanced lithium-ion battery industry. Ms. Sullivan first joined REC in 2010 when it was the world’s largest integrated solar company and held various executive positions including Chief Legal Officer and US General Counsel. Ms. Sullivan has had an extensive international legal career, advising leading investment banks and private equity firms, serving in the energy and finance groups of some of the world’s leading law firms including Milbank LLP in Los Angeles and New York, Freshfields Bruckhaus Deringer in Asia and Europe and King & Wood Mallesons in Australia. Ms. Sullivan received her Bachelor of Laws (Honors) and Bachelor of Commerce (Economics & Finance) from the University of Melbourne and is licensed to practice law in California and New York.
Dennis Kish. Dennis Kish has served as EVgo’s Chief Operating Officer since January 2022 and brings more than 30 years of experience in the technology and infrastructure industries. Mr. Kish most recently served as Chief Operating Officer of Taoglas USA, Inc. (“Taoglas”), a provider of Internet of Things solutions, from February 2020 to May 2021, and as its President from February 2019 to February 2020. Prior to Taoglas, Mr. Kish held executive positions at Google Fiber, a broadband internet provider and a subsidiary of Alphabet Inc., including serving as President from April 2016 to July 2017, and as Vice President from July 2014 to April 2016. After Google Fiber, Mr. Kish evaluated other opportunities before joining Taoglas in February 2019. Mr. Kish holds a B.S. in Electrical Engineering from Michigan State University.

EXECUTIVE COMPENSATION
Overview
EVgo is an emerging growth company for purposes of the SEC’s executive compensation disclosure rules. For the fiscal year ended December 31, 2022, EVgo’s named executive officers were:
•
Catherine Zoi, Chief Executive Officer and Director;

•
Dennis Kish, Chief Operating Officer; and

•
Olga Shevorenkova, Chief Financial Officer.

EVgo’s compensation policies and philosophies are designed to align compensation with business objectives, while also enabling it to attract, motivate and retain individuals who contribute to its long-term success. The Compensation Committee or the Board, with input from Pay Governance, an independent compensation consultant, and EVgo’s Chief Executive Officer (other than with respect to her own compensation), approves the compensation to be paid to EVgo’s named executive officers.
At the request of the Compensation Committee, Pay Governance provides an assessment of the competitiveness of EVgo’s executive compensation program as compared with a compensation peer group approved by the Compensation Committee, with input from Pay Governance. The Compensation Committee and Board use this assessment as one of several factors in designing EVgo’s executive compensation program and approving target levels of compensation for each executive officer. Other factors considered include one or more of the following: individual performance and skills, management input, internal relative alignment of compensation levels, and past and anticipated future contributions.
In January 2022, the Compensation Committee, with input from Pay Governance, approved the following compensation peer group: Ameresco, Inc., Blink Charging Co., Bloom Energy Corporation, Canoo Inc., ChargePoint Holdings, Inc., Clearway Energy, Inc., First Solar, Inc., Fisker Inc., Lightning eMotors, Inc., Nikola Corporation, Nuvve Holding Corp., Ormat Technologies, Inc., Proterra Inc., QuantumScape Corporation, Romeo Power, Inc., Sunnova Energy International Inc., SunPower Corporation, Sunrun Inc., Volta Inc., Wolfspeed, Inc. and Workhorse Group Inc.
The compensation of EVgo’s named executive officers primarily consists of salary, equity-based incentive awards, and an annual performance bonus. Since becoming a public company, the Compensation Committee or the Board, upon the recommendation of the Compensation Committee, has approved the base salary and annual performance bonus compensation for EVgo’s named executive officers, and the Board, upon the recommendation of the Compensation Committee, has approved the equity-based incentive awards.
Summary Compensation Table
The following table summarizes the compensation awarded to, earned by or paid to named executive officers for the fiscal years ended December 31, 2022, and December 31, 2021.
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation ($)(6)	Total ($)
Catherine Zoi Chief Executive Officer and Director	2022	500,000	—	2,545,436	1,124,842	425,000	6,821	4,602,099
	2021	457,087	388,524	3,453,947	—	—	—	4,299,558
Dennis Kish Chief Operating Officer(1)	2022	375,000	—	1,763,128	449,942	250,000	6,640	2,844,710
Olga Shevorenkova Chief Financial Officer	2022	350,000	—	1,405,688	624,918	230,000	6,604	2,617,210
	2021	327,700	208,909	1,842,110	—	—	—	2,378,719

(1)
Mr. Kish commenced employment with the Company in January 2022.

(2)
Represents a discretionary cash bonus amount pursuant to EVgo’s 2021 annual bonus program which was paid on February 22, 2022, based on achievement of individual and business milestones. For additional information, see “Narrative Disclosure to the Summary Compensation Table — Bonus Compensation and Non-Equity Incentive Plan Compensation.”

(3)
Represents the aggregate grant date fair value of awards of restricted stock units (“RSUs”) issued under the EVgo Inc. 2021 Long Term Incentive Plan (the “Incentive Plan”) and computed in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of such RSUs granted in 2022 and 2021 are set forth in Note 20 to EVgo’s audited consolidated financial statements included in EVgo’s 2022 Annual Report on Form 10-K.

(4)
Represents the aggregate grant date fair value of stock options granted under the Incentive Plan and computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the dollar amount recognized for financial statement reporting purposes of the stock option awards are set forth in the notes to EVgo’s audited consolidated financial statements included in EVgo’s 2022 Annual Report on Form 10-K. Note that the amounts reported reflect the accounting value for the stock option awards and may not correspond to the actual economic value that may be received by the named executive officers from the awards. The grant date fair value of the stock options was determined using the Black-Scholes option pricing model based on the fair market value on the date of grant without regard to the service-based vesting conditions.

(5)
Represents a cash bonus amount pursuant to EVgo’s 2022 annual bonus program, which was paid in 2023, based on achievement of individual and business milestones. For additional information, see “Narrative Disclosure to the Summary Compensation Table — Bonus Compensation and Non-Equity Incentive Plan Compensation.”

(6)
Amounts in this column consist of matching 401(k) contributions and insurance premiums paid by EVgo on each named executive officer’s behalf.

Narrative Disclosure to the Summary Compensation Table
Employment Agreements
Mses. Zoi and Shevorenkova entered into employment agreements with EVgo on January 15, 2020, and Mr. Kish entered into an employment agreement with EVgo upon joining the Company effective January 1, 2022 (each, an “Employment Agreement,” and collectively, the “Employment Agreements”). The narrative below summarizes the payments and benefits that each named executive officer is currently eligible to receive on an annual basis.
Base Salary
Each named executive officer’s base salary is set at a level that is intended to reflect the executive’s duties, authorities, contributions, prior experience and performance and taking into account the other factors described in the “Overview” section above. Based on a review of these factors, the Compensation Committee determined and recommended to the Board for approval, and the Board approved, that for fiscal year 2022, the base salaries for Ms. Zoi, Ms. Shevorenkova and Mr. Kish would remain at $500,000, $350,000 and $375,000, respectively.
Bonus Compensation and Non-Equity Incentive Plan Compensation
Each named executive officer is entitled to participate in EVgo’s annual cash bonus plan that is applicable for the relevant fiscal year. The annual target cash bonus opportunity for the named executive officers is set as a percentage of each named executive officer’s base salary as follows: 100% for Ms. Zoi, 75% for Ms. Shevorenkova, and 75% for Mr. Kish.
In fiscal year 2021, the annual cash bonus plan provided for discretionary bonuses based on overall Company, department and individual performance. Based on fiscal year 2021 performance, the Board, upon the recommendation of the Compensation Committee, determined the annual bonuses for fiscal year 2021 were earned in an amount equal to 85% of the fiscal year 2021 target bonus for each of Mses. Zoi and Shevorenkova. Bonuses awarded for fiscal year 2021 to Mses. Zoi and Shevorenkova are included in the “Bonus” column of the Summary Compensation Table. Mr. Kish joined the Company on January 1, 2022, and therefore did not receive an annual cash bonus for fiscal year 2021.
In fiscal year 2022, the Compensation Committee, with input from Pay Governance, approved a framework for fiscal year 2022 bonus awards based on five key performance indicators (or “KPIs”): throughput (representing the total amount of kilowatt hours (“kWh”) that was consumed by EVs using chargers and charging stations on EVgo’s network), revenue, EBITDA, chargers (representing the total number of charging stalls that EVgo either has operational or on its network or that are under construction), and individual and strategic priorities. The bonus payout could range from 0% to 150% of target based on the extent to which the KPIs were achieved relative to pre-determined targets for fiscal year 2022. The Compensation Committee could elect to award a payout with respect to a KPI achieved below 50% in its discretion.
In February and March 2023, the Compensation Committee (and, with respect to Ms. Zoi, the Board) reviewed performance against the KPIs and determined that the bonus payout would be 85%, 88% and 89% of target for Ms. Zoi, Ms. Shevorenkova and Mr. Kish, respectively. Annual cash bonuses paid to the named executive officers for fiscal year 2022 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
Long Term Incentive Compensation
Each named executive officer is eligible to participate in the Incentive Plan. In the first quarter of fiscal year 2022, following a review of market data provided by Pay Governance, Company performance and the individual performance of EVgo’s named executive officers, the Compensation Committee recommended, and the Board approved that the annual long term equity incentive compensation for EVgo’s named executive officers for 2022 would be granted in the form of stock options and RSUs and with the target dollar values described below.
Named Executive Officer	Dollar Value of Stock Options	Dollar Value of RSUs
Catherine Zoi	$1,125,000	$1,675,000
Dennis Kish	$450,000	$675,000
Olga Shevorenkova	$625,000	$925,000
These stock options and RSUs were granted in April 2022, had a vesting commencement date of February 1, 2022, and vest (and, in the case of the stock options, become exercisable) in three equal installments on each of the first three anniversaries of February 1, 2022. The values in the Summary Compensation Table are different from the dollar values set forth above due to the increase in EVgo’s stock price between January 2022, when the number of units subject to an award was calculated, and April 2022, when the awards became effective. In addition to the awards described in the table above, Mr. Kish received a “new-hire” grant of RSUs with a target dollar value of $850,000 in January 2022. These restricted stock units were granted in January 2022, had a vesting commencement date of January 1, 2022, and vest in three equal installments on each of the first three anniversaries of January 1, 2022. The grant date fair value attributable to the aggregate RSU awards granted to each named executive officer for 2022 is reported in the “Stock Awards” column of the Summary Compensation Table, and the grant date fair value attributable to the stock options granted to each named executive officer for 2022 is reported in the “Options Awards” column of the Summary Compensation Table. The actual value realized by the named executive officers with respect to these awards will depend on EVgo’s stock price on the relevant settlement date or exercise date, as applicable.
Other Compensation Elements
Each named executive officer is entitled to paid time off in accordance with the terms and conditions of the applicable Company plan or policy. Subject to the terms of any applicable plans, policies or programs, each named executive officer is entitled to receive such employee benefits, including any and all medical, dental, vision, prescription, life, short-term and long-term disability, and flexible spending plans available to senior executive employees generally, and such other benefits as EVgo may from time to time establish for the named executive officers. Each named executive officer is reimbursed by EVgo for all ordinary and reasonable expenses incurred in the course of the performance of employment services. EVgo currently maintains a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code of 1986, as amended, in which employees, including EVgo’s named executive officers, are allowed to contribute portions of their base compensation to a tax-qualified retirement account. During 2022, the Company matched up to 2% of contributions by employees (including named executive officers) to their 401(k) plan accounts, up to the federal limit.
Outstanding Equity Awards at 2022 Fiscal Year-End
The following table reflects information regarding outstanding equity-based awards held by the named executive officers as of December 31, 2022.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Catherine Zoi	—	127,986(1)	12.86(1)	3/31/2032	399,004	$1,783,548
	19,500(2)	40,500(2)	10(2)	N/A(2)
	19,500(2)	40,500(2)	20(2)	N/A(2)
	19,500(2)	40,500(2)	30(2)	N/A(2)
Dennis Kish	—	51,195(1)	12.86(1)	3/31/2032	173,553	$775,782
Olga Shevorenkova	—	71,104(1)	12.86(1)	3/31/2032	216,577	$968,099
	9,750(2)	20,250(2)	10(2)	N/A(2)
	9,750(2)	20,250(2)	20(2)	N/A(2)
	9,750(2)	20,250(2)	30(2)	N/A(2)

(1)
On April 1, 2022, each of the named executive officers received a grant of stock options under the Incentive Plan. The stock options vest and become exercisable in equal annual installments on each of the first three anniversaries of February 1, 2022.

(2)
On January 16, 2020, Mses. Zoi and Shevorenkova received grants of profits interests in EVgo Management Holdings LLC (“Management Holdings”), a holding company formed for the purpose of holding equity-based awards. The number of incentive units (the “Management Holdings Incentive Units”) reflected in the table represents the number of common units of Management Holdings, and not a number of shares of Class A Common Stock. The Management Holdings Incentive Units are structured as profits interests for tax purposes and do not require the payment of an exercise price, nor do they have an expiration date; instead, they entitle the holder thereof to receive value only if and to the extent the underlying security appreciates in value following the grant of the award above the initial “threshold” established at grant. The figure reflected in the “Option Exercise Price” column reflects the applicable initial threshold assigned to each unit. If Management Holdings makes periodic cash distributions or there is a liquidation or termination event, the holders of Management Holdings Incentive Units are eligible to receive cash distributions in accordance with the terms of the Management Holdings limited liability company agreement to the extent the cumulative distributions to all holders exceed the applicable initial threshold. Each Management Holdings Incentive Unit presented in this table entitles the holder thereof to 0.000015% of the cumulative distributions from Management Holdings above the initial threshold. Because of this appreciation feature, EVgo believes profits interest awards are economically similar to stock options or stock appreciation rights for purposes of the SEC disclosure rules. Awards reflected as “Unexercisable” are Management Holdings Incentive Units that have not yet vested. Awards reflected as “Exercisable” are Management Holdings Incentive Units that have vested but have not yet received payment in respect thereof. Awards generally vest with respect to 65% of the units granted in equal annual installments over four years following the grant date and with respect to 35% of the units granted upon a “Sale of the Company” (as defined in the award agreement and revised in connection with the Business Combination), in each case subject to a named executive officer’s continued employment with EVgo or one of its affiliates through the applicable vesting date. For additional detail regarding the vesting terms upon a “Sale of the Company”, please see the “Additional Narrative Disclosure — Potential Payments Upon Termination or Change in Control — Payments upon Change in Control” section below.
(3)
On July 26, 2021, Mses. Zoi and Shevorenkova received a grant of RSUs under the Incentive Plan. The RSUs vest in equal annual installments on the first three anniversaries of January 31, 2021, subject to the named executive officers’ continued employment with EVgo through each such date. On January 25, 2021, Mr. Kish received a grant of RSUs under the Incentive Plan. The RSUs vest in equal installments on the first three anniversaries of January 1, 2022. On April 1, 2022, each of the named executive officers received grants of RSUs under the Incentive Plan. The RSUs vest in equal installments on the first three anniversaries of February 1, 2022, subject to the named executive officers’ continued employment with EVgo through each such date. The terms of the RSU awards are described in more detail below.

(4)
Amounts in this column are calculated by multiplying the number of RSUs that had not yet vested as of December 31, 2022, by $4.47, the closing price of EVgo’s Class A Common Stock on December 30, 2022, the last trading day of fiscal year 2022.

Additional Narrative Disclosure
Retirement Benefits
EVgo maintains a retirement plan intended to provide benefits under section 401(k) of the Code where employees, including the named executive officers, are allowed to contribute portions of their base compensation to a tax-qualified retirement account. EVgo may provide discretionary matching contributions in amounts determined annually by its management team. EVgo provided matching contributions of up to 2% during 2022. The contributions made on behalf of the named executive officers for fiscal year 2022 are disclosed above in the notes to the Summary Compensation Table. EVgo did not provide matching contributions to its named executive officers during 2021.
Potential Payments Upon Termination or Change in Control
The following discussion describes the amounts and benefits that would have been owed to the named executive officers in the event of a termination of employment as of the end of fiscal year 2022 under the Employment Agreements and equity award agreements.
Payments upon Termination Without Cause or for Good Reason.   Upon a termination without cause or a resignation for good reason, and in addition to any unpaid base salary and annual bonus earned through the date of termination, the Employment Agreements provide that the named executive officers will continue to receive a portion of base salary, paid over the 24 months (or, in Mr. Kish’s case, six months) following such termination of employment in accordance with EVgo’s regular payroll practices. Such amount is equal to 12 months’ base salary for Ms. Zoi and six months’ base salary for Ms. Shevorenkova and Mr. Kish, provided the named executive officer timely signs and does not revoke a separation agreement and release of claims in the Company’s favor and does not apply for unemployment compensation chargeable to the Company or any subsidiary of the Company during the Severance Period. If the named executive officers are terminated for any reason, any portion of the option and RSU awards or Management Holdings Incentive Unit awards that have not become vested as of the termination date will be immediately and automatically forfeited by the named executive officers. The definitions of “cause” and “good reason” are provided in the Employment Agreements, copies of which are filed as exhibits to EVgo’s 2022 Annual Report on Form 10-K.
Payments upon Death or Disability of Executive.   If a named executive officer’s employment terminates due to the named executive officer’s death or disability, the Employment Agreements provide that the named executive officer is entitled only to receive any unpaid base salary earned through the date of such termination and any earned, but unpaid, annual bonus. Any portion of the option and RSU awards or Management Holdings Incentive Units that have not become vested as the date of a named executive officer’s termination due to death or disability will be immediately and automatically forfeited by the named executive officer. The definition of “disability” is provided in the Employment Agreements, copies of which are filed as exhibits to EVgo’s 2022 Annual Report on Form 10-K.
Payments upon Change in Control.   As of the end of fiscal year 2022, the named executive officers were not entitled to any benefits upon the occurrence of a change in control under the Employment Agreements or the award agreements governing the option and RSU awards. Under the terms of the award agreements governing the Management Holdings Incentive Units, in the event of a “Sale of the Company,” any unvested Management Holdings Incentive Units will become vested, subject to the named executive officer’s continued employment through the consummation of the sale of the company; provided, however, that if a named executive officer is terminated without cause within six months prior to a sale of the company, any unvested Management Holdings Incentive Units held by such named executive officer on the date of termination will not be forfeited but instead will become vested. In connection with the Business Combination, the definition of “Sale of the Company” was clarified to include a sale by Management Holdings of fifty percent or more of the interests it holds in the Company as of the Closing Date.
For purposes of the Management Holdings Incentive Unit awards, “cause” is generally defined in substantially the same manner as in the Employment Agreements.
Non-Competition, Non-Solicitation, Confidentiality and Intellectual Property Agreement.   Under the terms of the Employment Agreements, each named executive officer agrees not to compete with EVgo or to solicit any of EVgo’s customers or employees during the term of the named executive officer’s employment and continuing for a period of two years following any termination of employment. The named executive officers also agree not to disclose any confidential information regarding the Company at any time and that all work product developed by the executive during the term of the executive’s employment is the intellectual property of the Company. In connection with the receipt of Management Holdings Incentive Units, Mses. Zoi and Shevorenkova also agreed to confidential information, non-competition and non-solicitation covenants in favor of EVgo and Management Holdings.
For information regarding change in control benefits approved by the Board for the named executive officers during 2023, see the section titled “Compensation Actions Taken After 2022 Fiscal Year End” below.
Key Compensation Actions Taken After 2022 Fiscal Year End
Potential Payments Upon Termination or Change in Control
In March 2023, the Compensation Committee, with input from Pay Governance regarding market practices, recommended, and the Board approved, the EVgo Inc. Executive Change in Control and Severance Plan (the “Change in Control Severance Plan”), for the benefit of the Company’s executive officers, including each named executive officer. Each of the Company’s named executive officers has entered into, or is expected to enter into, a participation agreement with the Company under the Change in Control Severance Plan.
Under the Change in Control Severance Plan, in the event that, within the period beginning on the date that is three months prior to a “change in control” (which is generally consistent with the change in control definition in the Incentive Plan) and ending on the date that is 12 months following such change in control, a named executive officer’s employment is terminated either by the named executive officer for “good reason,” or by the Company, its subsidiaries or any successor entity other than for “cause,” death or “disability” (as such terms are defined in the Change in Control Severance Plan, which was filed as an exhibit to EVgo’s 2022 Annual Report on Form 10-K), such named executive officer will receive the following benefits, provided the named executive officer timely signs and does not revoke a separation agreement and release of claims in the Company’s favor and otherwise complies with the terms of the Change in Control Severance Plan: (a) cash severance payments equal to one times the named executive officer’s base salary and target bonus (or, in the case of Ms. Zoi, two times her base salary and target bonus); (b) full acceleration of time-based Company equity awards, and pro rata acceleration of performance-based Company equity awards based on target performance; and (c) payment of the employer-portion of COBRA premiums for continued medical coverage for up to 12 months for each named executive officer and such named executive officer’s eligible dependents, if any (or 18 months for Ms. Zoi and Ms. Zoi’s eligible dependents, if any). The change in control benefits provided for in the Change in Control Severance Plan supersede any conflicting change in control provisions in the employment agreements and offer letters entered into between the Company and each named executive officer; provided, however, that the change in control features of any Management Holdings Incentive Units held by a named executive officer are not impacted by the Change in Control Severance Plan.
If any of the amounts provided for under the severance agreement otherwise payable to the named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code, and could be subject to the related excise tax, the named executive officer would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer. The Change in Control Severance Plan does not provide for any tax gross-up payments from the Company in relation to Section 280G of the Code.
The foregoing is a summary of the Change in Control Severance Plan and should be read in conjunction with the full text of the Change in Control Severance Plan, which is attached as an exhibit to EVgo’s 2022 Annual Report on Form 10-K. Capitalized terms used in the foregoing summary of the Change in Control Severance Plan but not defined herein have the meanings ascribed to them in the Change in Control Severance Plan.

DIRECTOR COMPENSATION
The table below sets forth the compensation received by each of EVgo’s non-employee directors for the 2022 fiscal year. Employee directors (including directors employed on a full-time basis by LS Power) are not compensated for their additional service provided to the Board and thus are not included in the table below.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)(4)	All Other Compensation ($)	Total ($)
Elizabeth Comstock(1)	31,192	—	—	31,192
Kate Brandt	57,500	158,894	—	216,394
Rodney Slater	77,500	158,894	—	236,394
Patricia K. Collawn(2)	25,890	59,700	196,566	282,156
Katherine Motlagh	64,041	180,703	—	244,744
Badar Khan	70,110	202,373	—	272,483

(1)
Ms. Comstock left the Board effective as of the Company’s 2022 Annual Meeting of Shareholders on May 18, 2022.

(2)
Ms. Collawn left the Board effective March 31, 2022. Upon her departure from the Board, Ms. Collawn became a Board observer for EVgo, and for the remainder of 2022, she received compensation for her service as a Board observer. The amount reported in the “Fees Earned or Paid in Cash” column represents the amount paid to Ms. Collawn for her service as a director during 2022. The amount reported in the “Stock Awards” column represents the incremental grant date fair value recognized in connection with the Board’s amendment, at the time of Ms. Collawn’s resignation as a director, of an equity award received by Ms. Collawn in 2021 to approve continued vesting on the award following Ms. Collawn’s resignation as a director for so long as she remains a Board observer. The amount reported in the “All Other Compensation” column represents (a) the amount paid to Ms. Collawn for her service as a Board observer during 2022, and (b) the grant date fair value of the award of RSUs granted to Ms. Collawn in July 2022 in connection with her service as a Board observer.

(3)
The assumptions used in calculating the grant date fair value of such RSUs granted in 2022 are set forth in Note 20 to EVgo’s audited consolidated financial statements included in EVgo’s 2022 Annual Report on Form 10-K. The RSUs granted to Ms. Brandt and Mr. Slater in July 2022 vest in full in July 2023, in each case subject to their continued service on the Board. In connection with the anticipated departures of Mr. Slater and Ms. Brandt from the Board at the Annual Meeting, the Board amended these equity awards to fully accelerate vesting on each of the awards as of the day immediately prior to the Annual Meeting. 13,367 of the RSUs granted to Ms. Motlagh vest in full on the first anniversary of April 1, 2022, and the remaining 4,177 RSUs vest in three equal annual installments on the first three anniversaries of April 1, 2022, in each case subject to her continued service on the Board. 17,094 of the RSUs granted to Mr. Khan vest in full on the first anniversary of May 18, 2022, and the remaining 5,342 RSUs vest in three equal installments on the first three anniversaries of May 18, 2022, in each case subject to his continued service on the Board.

(4)
EVgo’s non-employee directors who served in 2022 held the following number of outstanding unvested RSU awards as of December 31, 2022:

Name	Unvested RSU Awards
Elizabeth Comstock	—
Kate Brandt	22,161
Rodney Slater	22,161
Patricia K. Collawn	22,161
Katherine Motlagh	17,544
Badar Khan	22,436

Narrative Disclosure to Director Compensation Table
EVgo has a comprehensive director compensation program in order to attract and retain qualified non-employee directors who are critical to the future success, growth and governance of the Company. The compensation package for EVgo’s non-employee directors requires a significant portion of the total compensation package to be equity-based to align the interest of EVgo’s directors with the Company’s stockholders. Directors who are also employees of EVgo or full time employees of LS Power do not receive any additional compensation for their service on the Board.
Under the director compensation program for 2022, approved by the Board upon the recommendation of the Compensation Committee based on market data provided by Pay Governance, directors who were neither employees of EVgo nor full time employees of LS Power were entitled to the following compensation:
•
An annual cash retainer of $50,000, and an additional $30,000 annual cash retainer for the Lead Independent Director;

•
The following additional cash retainers for directors serving as the chair of a committee: $20,000 for the chair of the Audit Committee, $15,000 for the chair of the Compensation Committee and $10,000 for the chair of the Nominating and Governance Committee;

•
The following additional cash retainers for directors serving as a member, but not the chair, of a committee: $10,000 for members of the Audit Committee, $7,500 for members of the Compensation Committee and $7,500 for members of the Nominating and Governance Committee;

•
An annual award of RSUs pursuant to the Incentive Plan with a value of $160,000, determined based on the volume weighted average closing price of the Company’s Class A Common Stock for the fifteen consecutive trading days preceding the date of grant, and which vests on the first anniversary of the date of grant, subject to the director’s continued service on the Board through such date; and

•
An additional award of RSUs pursuant to the Incentive Plan for the first year in which a director joins the Board with a value of $50,000, determined based on the volume weighted average closing price of the Company’s Class A Common Stock for the fifteen consecutive trading days preceding the date of grant, and which vests in three equal annual installments on each of the first three anniversaries of the date of grant, subject to the director’s continued service on the Board through such dates.

In addition, the Incentive Plan provides that no non-employee director may be granted equity awards under the Incentive Plan in any calendar year with a value (determined, if applicable, pursuant to ASC Topic 718) on the date of grant in excess of $750,000; provided, that for any calendar year in which a non-employee member of the Board (i) first commences service on the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or chairman of the Board, additional Awards may be granted to such non-employee member of the Board in excess of such limit. This limit does not apply to any awards under the Incentive Plan made in lieu of cash fees or made to a non-employee member of the Board during any period in which such individual was an employee of the Company or any affiliate or was otherwise providing services to the Company or to any affiliate other than in the capacity as a director of the Company.
Directors are not entitled to any fees related to meeting attendance. Each director is entitled to be reimbursed for reasonable and necessary travel and miscellaneous expenses incurred to attend meetings and activities of the Board or any of its committees. Each director is also indemnified by EVgo for actions associated with serving as a director to the fullest extent permitted under Delaware law.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2022.
Plan Category	Number of shares of Class A Common Stock to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of shares of Class A Common Stock remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)
Equity compensation plans approved by security holders	4,305,316(1)	$12.86(2)	28,968,027(3)
Equity compensation plans not approved by security holders	—	$—	—
Total	4,305,316	$—	28,968,027

(1)
Represents 3,929,888 shares issuable with respect to awards of RSUs, and 375,428 shares issuable upon exercise of options granted under the Incentive Plan.

(2)
The calculation of the weighted average exercise price does not take into account shares to be issued in connection with RSU awards, which do not have an exercise price.

(3)
As of December 31, 2022, an aggregate of 28,968,027 shares of Class A Common Stock were available for issuance under the Incentive Plan, under which 33,918,000 shares of Class A Common Stock were initially reserved for issuance.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Pursuant to the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and its internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
In the performance of its oversight function, the Audit Committee reviewed and discussed with management and KPMG, the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2022. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the Company’s independent registered public accounting firm their independence from the Company.
Submitted by the Audit Committee of EVgo’s Board of Directors:
Katherine Motlagh
Rodney Slater
Badar Khan

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
CRIS’ Related Party Transactions
Promissory Notes
On March 31, 2021, CRIS issued an unsecured promissory note to Holdings (the “Holdings Promissory Note”), pursuant to which CRIS borrowed $280,000 from Holdings in order to pay certain transaction expenses associated with the Business Combination. The Holdings Promissory Note bore interest at a rate of 0.12% compounded annually and was payable on the consummation of the Business Combination. The Holdings Promissory Note was repaid in full in connection with the Business Combination.
Investment in the PIPE
In connection with the execution of the Business Combination Agreement, CRIS entered into separate subscription agreements with a number of investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase, and CRIS agreed to sell to the PIPE Investors, an aggregate of 40,000,000 shares of Class A Common Stock, for a purchase price of $10.00 per share and an aggregate purchase price of $400,000,000, in a private placement (the “PIPE”). CRIS PIPE ONE, LLC purchased 500,000 shares of Class A Common Stock in the PIPE for a total purchase price of $5,000,000. Ms. Comstock, a former member of the Board, is an investor in CRIS PIPE ONE, LLC. In addition, the PIMCO private funds or their affiliates purchased 5,000,000 shares of Class A Common Stock in the PIPE for a total purchase price of $50,000,000.
Payments to an Affiliate
Commencing as of March 2021, CRIS made payments of approximately $45,000 per month on an annualized basis to Climate Real Impact Solutions Services LLC, an entity owned by John Cavalier and David Crane, former directors and/or officers of CRIS, and managed by Ms. Frank-Shapiro, also a former director and/or officer of CRIS, for consulting services rendered to CRIS. Messrs. Cavalier and Crane also received health insurance benefits from Climate Real Impact Solutions Services LLC. Upon completion of the Business Combination, CRIS ceased to make any further payments.
EVgo’s Related Party Transactions
Transactions with LS Power
Consulting Services:   LS Power Equity Advisors, LLC has provided consulting and corporate development services to the Company. During the year ended December 31, 2022, there were no services provided. For the year ended December 31, 2021, the Company recorded $1.3 million for such services.
Low Carbon Fuel Standards:   The Company may enter into agreements to facilitate the purchase and sale of California’s low carbon fuel standard credits (“LCFS Credits”) with a subsidiary of LS Power at prevailing market prices. For the year ended December 31, 2022, there was no regulatory credit income recognized from related parties. For the year ended December 31, 2021, the Company recognized approximately $0.6 million in such regulatory credit income.
Note Payable, Related Party:   On January 16, 2020, EVgo entered into a Secured Grid Demand Promissory Note (the “the LS Power Note”) with Holdings whereby Holdings funded the Company’s operations with loans upon request at an interest rate of the Federal Reserve discount rate plus 7.0% (compounded annually) with a maturity date of January 16, 2027. The LS Power Note was secured by the assets of Holdco and did not have a stated credit limit. Pursuant to the terms of the Business Combination Agreement, immediately prior to the Closing, the LS Power Note was canceled and deemed to be an equity contribution to the Company. Interest expense incurred on the LS Power Note was $1.9 million during the year ended December 31, 2021.
Indemnity Side Letter
In connection with the execution of the Business Combination Agreement, on January 21, 2021, CRIS entered into a letter agreement with the Company and Holdings, pursuant to which, among other things,

Holdings agreed to indemnify and hold harmless the Company from and against any and all losses incurred or arising out of litigation related to contingent consideration related to LS Power’s acquisition of EVgo, up to an aggregate amount of $7,000,000. As of December 31, 2021, the Company had a $1.5 million receivable from Holdings pursuant to this indemnification obligation. On January 14, 2022, Holdings settled the underlying litigation, and the receivable was settled in March 2022.
Agreements Related to the Business Combination
Amended and Restated Limited Liability Company Agreement of OpCo
Following the Closing, EVgo operates its business through Thunder Sub and its subsidiaries, including OpCo. At the Closing, Thunder Sub and Holdings entered into the amended and restated limited liability company agreement of OpCo (the “OpCo A&R LLC Agreement”). The operations of OpCo, and the rights and obligations of the holders of equity interests of OpCo (“OpCo Units”), are set forth in the OpCo A&R LLC Agreement.
OpCo Unit Redemption Rights
Subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, pursuant to the OpCo A&R LLC Agreement, each holder of OpCo Units (other than the Company Group (defined below)) has, subject to certain limitations, the right to cause OpCo to acquire all or a portion of its OpCo Units together with a corresponding number of shares of Class B Common Stock for, at OpCo’s election, (i) a corresponding number of shares of Class A Common Stock or (ii) an approximately equivalent amount of cash as determined pursuant to the terms of the OpCo A&R LLC Agreement (the “OpCo Unit Redemption Right”). As used in this Proxy Statement, “Company Group” means EVgo Inc., Thunder Sub or any of their subsidiaries (other than OpCo and its subsidiaries). Alternatively, upon the request for a redemption by a holder of OpCo Units, the Company Group (instead of OpCo) has the right to acquire each tendered OpCo Unit and corresponding share of Class B Common Stock directly from the redeeming holder of OpCo Units for, at its election, (i) one share of Class A Common Stock, subject to such conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (ii) an approximately equivalent amount of cash as determined pursuant to the terms of the OpCo A&R LLC Agreement. In addition, subject to certain exceptions, the Company Group has the right to effect the redemption of all of the OpCo Units held by (i) upon the acquisition by the Company Group of more than 90% of the OpCo Units, all other members of OpCo holding less than five percent of the then outstanding OpCo Units or (ii) upon a change of control of CRIS, each member of OpCo (other than the Company Group). In connection with any redemption of OpCo Units, the corresponding number of shares of Class B Common Stock will be cancelled.
Distributions and Allocations
Under the OpCo A&R LLC Agreement, Thunder Sub has the right to determine when distributions will be made to the holders of OpCo Units and the amount of any such distributions, except OpCo will be required to make certain tax-related distributions and to make distributions in the event of dissolution. If Thunder Sub authorizes a distribution, such distribution will be made to the holders of OpCo Units generally on a pro rata basis in accordance with their respective percentage ownership of OpCo Units.
The holders of OpCo Units, including Thunder Sub, will generally incur U.S. federal, state and local income taxes on their share of any net taxable income of OpCo. Net income and losses of OpCo generally will be allocated to the holders of OpCo Units on a pro rata basis in accordance with their respective percentage ownership of OpCo Units, subject to requirements under U.S. federal income tax law that certain items of income, gain, loss or deduction be allocated disproportionately in certain circumstances. To the extent OpCo has available cash and subject to the terms of any current or future debt instruments, the OpCo A&R LLC Agreement will require OpCo to make pro rata cash distributions to holders of OpCo Units, including Thunder Sub, in an amount sufficient to allow the Company Group to pay its taxes and to make payments under that certain tax receivable agreement, entered into at Closing, by and among CRIS, Thunder Sub, Holdings and LS Power Equity Advisors, LLC, as agent (the “Tax Receivable Agreement”). In addition, the

OpCo A&R LLC Agreement will require OpCo to make non-pro rata payments to Thunder Sub to reimburse it for its corporate and other overhead expenses, which payments are not treated as distributions under the OpCo A&R LLC Agreement.
Registration Rights Agreement
In connection with the Closing, the Company, the Sponsor and the other initial stockholders terminated the existing registration rights agreement and entered into a new registration rights agreement (the “Registration Rights Agreement”) with Holdings (together with the Sponsor, the other initial stockholders and any person or entity who becomes a party to the Registration Rights Agreement, the “Holders”) that grants certain resale registration rights with respect to (a) the private placement warrants (including any shares of Class A Common Stock issued or issuable upon the exercise of any private placement warrants), (b) shares of Common Stock issued or issuable upon conversion of any of the 5,750,000 shares of Class B Common Stock issued in connection with the Business Combination, (c) any outstanding shares of Class A Common Stock held by a Holder as of the date of the Registration Rights Agreement, (d) any shares of Class A Common Stock issued or issuable upon exchange of OpCo Units and shares of Class B Common Stock held by a Holder as of the date of the Registration Rights Agreement, and (e) any other equity security of the Company issued or issuable with respect to any such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (collectively, the “Registrable Securities”), subject to the terms and conditions set forth in the Registration Rights Agreement.
Pursuant to the Registration Rights Agreement, the Company filed a registration statement on Form S-1, originally filed with the SEC on July 20, 2021 and declared effective on July 30, 2021 (the “Initial Registration Statement”), registering the resale of the Registrable Securities permitted to be registered for resale under the Securities Act of 1933, as amended (the “Securities Act”). Subsequently, the Company filed a registration statement on Form S-3, originally filed with the SEC on August 10, 2022 and declared effective on August 25, 2022 (the “Shelf Registration Statement”), which contained a combined prospectus that included any Registrable Securities remaining unsold under the Initial Registration Statement pursuant to Rule 429(a) under the Securities Act. The Registration Rights Agreement requires, among other things, the Company to use its reasonable best efforts to cause the Shelf Registration Statement to remain effective in respect of such Registrable Securities and also provides Holders with certain customary demand and “piggyback” registration rights.
Nomination Agreement
On the Closing Date, EVgo, Holdings and each other principal stockholder named therein (collectively, the “Principal Stockholders”) entered into a nomination agreement, which was amended and restated on March 24, 2022 (the “A&R Nomination Agreement”). The A&R Nomination Agreement provides that the Board will consist of nine directors, divided into three classes serving staggered three-year terms.
The A&R Nomination Agreement provides that: (i) for so long as the Principal Stockholders beneficially own a number of shares of Common Stock representing at least 50% of the number of shares of Common Stock outstanding at any, the Principal Stockholders will have the right to nominate five (5) directors to the Board; (ii) for so long as the Principal Stockholders beneficially own a number of shares of Common Stock representing less than 50% of the number of shares of Common Stock outstanding at any time, but at least 40% of the outstanding shares of Common Stock at any time, the Principal Stockholders will have the right to nominate four (4) directors to the Board; (iii) for so long as the Principal Stockholders beneficially own a number of shares of Common Stock representing less than 40% of the number of shares of Common Stock outstanding at any time, but at least 30% of the outstanding shares of Common Stock at any time, the Principal Stockholders will have the right to nominate three (3) directors to the Board; for so long as the Principal Stockholders beneficially own a number of shares of Common Stock representing less than 30% of the number of shares of Common Stock outstanding at any time, but at least 15% of the outstanding shares of Common Stock at any time, the Principal Stockholders will have the right to nominate two (2) directors to the Board; and (iv) for so long as the Principal Stockholders beneficially own a number of shares of Common Stock representing less than 15% of the number of shares of Common Stock outstanding at any time, but at least 2.5% of the outstanding shares of Common Stock at any time, the Principal Stockholders will have the right to nominate one (1) director to the Board. At any time that any of the foregoing provisions described in this paragraph are in effect, the Principal Stockholders may require that the Chair be one of the Principal Stockholders’ nominees.
Tax Receivable Agreement
Holders of OpCo Units (other than Thunder Sub) may cause each OpCo Unit together with a corresponding share of Class B Common Stock to be redeemed for, at OpCo’s election, one share of Class A Common Stock or an approximately equivalent amount of cash as determined pursuant to the terms of the OpCo A&R LLC Agreement. OpCo intends to make for itself (and for each of its direct or indirect subsidiaries it controls that is treated as a partnership for U.S. federal income tax purposes) an election under Section 754 of U.S. Internal Revenue Code of 1986, as amended (the “Code”) that will be effective for the taxable year of the Business Combination and each taxable year in which a redemption of OpCo Units pursuant to the OpCo Unit Redemption Right or the Call Right (defined below) occurs. As used in this Proxy Statement, “Call Right” means, with respect to an exercise of the OpCo Unit Redemption Right, the right of the Company Group pursuant to the OpCo A&R LLC Agreement to elect, for administrative convenience, to acquire each tendered OpCo Unit (together with a corresponding share of Class B Common Stock) directly from such redeeming holder of OpCo Units for, at the election of the Company Group, (a) one share of Class A Common Stock, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (b) an approximately equivalent amount of cash as determined pursuant to the terms of the OpCo A&R LLC Agreement. Pursuant to the Section 754 election, the acquisition (or deemed acquisition for U.S. federal income tax purposes) of OpCo Units by the Company Group pursuant to the OpCo Unit Redemption Right or the Call Right is expected to result in adjustments to the tax basis of the tangible and intangible assets of OpCo. These adjustments will be allocated to the Company Group. Further, certain transactions in connection with the Business Combination may result in adjustments to the tax basis of the tangible and intangible assets of OpCo that may be allocated, in part, to the Company Group. Such adjustments to the tax basis of the tangible and intangible assets of OpCo would not have been available to the Company Group absent its acquisition or deemed acquisition of OpCo Units pursuant to the Business Combination or the exercise of the OpCo Unit Redemption Right or the Call Right. The anticipated basis adjustments are expected to increase (for U.S. federal income tax purposes) the Company Group’s depreciation and amortization deductions and may also decrease the Company Group’s gains (or increase its losses) on future dispositions of certain assets to the extent the increase in tax basis is allocated to those assets. Such increased deductions and losses and reduced gains may reduce the amount of tax that the Company Group would otherwise be required to pay in the future.
The Company Group entered into the Tax Receivable Agreement with Holdings and LS Power Equity Advisors, LLC, as agent, at the Closing of the Business Combination. The Tax Receivable Agreement generally provides for the payment by the Company Group to Holdings (or its permitted assignees) of 85% of the net cash savings, if any, in U.S. federal, state and local income and franchise tax (computed using the estimated impact of state and local taxes) that the Company Group actually realizes (or is deemed to realize in certain circumstances) in periods after the Business Combination as a result of (i) increases in tax basis that occur as a result of (A) the Business Combination and (B) the Company Group’s acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of such holder’s OpCo Units pursuant to an exercise of the OpCo Unit Redemption Right or the Call Right (including any increases in tax basis relating to prior transfers of OpCo Units that will be available to the Company Group as a result of a subsequent acquisition of OpCo Units), and (ii) imputed interest deemed to be paid by the Company Group as a result of, and additional tax basis arising from, any payments the Company Group makes under the Tax Receivable Agreement. Under the Tax Receivable Agreement, the Company Group retains the benefit of the remaining 15% of these net cash savings. In addition, certain of the rights of the holders of OpCo Units (including the right to receive payments) under the Tax Receivable Agreement are transferable in connection with transfers permitted under the OpCo A&R LLC Agreement of the corresponding OpCo Units or after the corresponding OpCo Units have been acquired pursuant to transactions undertaken in connection with the Business Combination, the OpCo Unit Redemption Right or Call Right.
The payment obligations under the Tax Receivable Agreement are the Company Group’s obligations and not obligations of OpCo, and EVgo expects that the payments the Company Group will be required to make under the Tax Receivable Agreement will be substantial. Estimating the amount and timing of the Company

Group’s realization of tax benefits subject to the Tax Receivable Agreement is by its nature imprecise. The actual increases in tax basis covered by the Tax Receivable Agreement, as well as the amount and timing of the Company Group’s ability to use any deductions (or decreases in gain or increases in loss) arising from such increases in tax basis, are dependent upon significant future events, including but not limited to the timing of the redemptions of OpCo Units, the price of the Class A Common Stock at the time of each redemption, the extent to which such redemptions are taxable transactions, the amount of tax basis in the OpCo Units of the redeeming holder at the time of the relevant redemption, the depreciation and amortization periods that apply to the increase in tax basis, the amount, character, and timing of taxable income the Company Group generates in the future, the timing and amount of any earlier payments that the Company Group may have made under the Tax Receivable Agreement, the U.S. federal income tax rate then applicable, and the portion of the Company Group’s payments under the Tax Receivable Agreement that constitute imputed interest or give rise to depreciable or amortizable tax basis. Accordingly, estimating the amount and timing of payments that may become due under the Tax Receivable Agreement is also by its nature imprecise. For purposes of the Tax Receivable Agreement, net cash savings in tax generally will be calculated by comparing the Company Group’s actual tax liability (determined by using the actual applicable U.S. federal income tax rate and an assumed combined state and local income tax rate) to the amount it would have been required to pay had it not been able to utilize any of the tax benefits subject to the Tax Receivable Agreement. Thus, the amount and timing of any payments under the Tax Receivable Agreement are also dependent upon significant future events, including those noted above in respect of estimating the amount and timing of the Company Group’s realization of tax benefits.
EVgo expects that if there were a redemption of all of the outstanding OpCo Units (other than those held by Thunder Sub) immediately after this Proxy Statement, the estimated tax benefits to the Company Group subject to the Tax Receivable Agreement would be approximately $657 million, based on certain assumptions, including but not limited to a $10.00 per share trading price of Class A Common Stock, a 21% U.S. federal corporate income tax rate and estimated applicable state and local income tax rates, no material change in U.S. federal income tax law, and that the Company Group will have sufficient taxable income on a current basis to utilize such estimated tax benefits. If the Tax Receivable Agreement were terminated immediately after the Business Combination and based on the same assumptions used to estimate the tax benefit, the estimated early termination payment would be approximately $490 million (calculated using a discount rate equal to one year LIBOR (or an agreed successor rate, if applicable) plus 100 basis points, applied against an undiscounted liability of approximately $558 million, representing an amount equal to 85% of the approximately $657 million of estimated tax benefits to the Company Group that are subject to the Tax Receivable Agreement). The foregoing numbers are merely estimates, and the actual tax benefits and early termination payments could differ materially.
A delay in the timing of redemptions of OpCo Units, holding other assumptions constant, would be expected to decrease the discounted value of the amounts payable under the Tax Receivable Agreement as the benefit of the depreciation and amortization deductions would be delayed and the estimated increase in tax basis could be reduced as a result of allocations of OpCo’s taxable income to the redeeming holder of OpCo Units prior to the redemption. Stock price increases or decreases at the time of each redemption of OpCo Units would be expected to result in a corresponding increase or decrease in the undiscounted amounts payable under the Tax Receivable Agreement in an amount equal to 85% of the tax-effected change in price. The amounts payable under the Tax Receivable Agreement are dependent upon the Company Group having sufficient future taxable income to utilize the tax benefits on which it is required to make payments under the Tax Receivable Agreement. If the Company Group’s projected taxable income is significantly reduced, the expected payments would be reduced to the extent such tax benefits do not result in a reduction of the Company Group’s future income tax liabilities.
It is possible that future transactions or events could increase or decrease the actual tax benefits realized and the corresponding Tax Receivable Agreement payments as compared to the foregoing estimates. Moreover, there may be a negative impact on EVgo’s liquidity if, as a result of timing discrepancies, acceleration upon a change of control or early termination, or otherwise, (i) the payments under the Tax Receivable Agreement exceed the actual benefits the Company Group realizes in respect of the tax attributes subject to the Tax Receivable Agreement and/or (ii) distributions to Thunder Sub by OpCo are not sufficient to permit the Company Group to make payments under the Tax Receivable Agreement after it has paid its taxes and other obligations. The payments under the Tax Receivable Agreement will not be conditioned upon a holder of rights under the Tax Receivable Agreement having an ownership interest in either OpCo or the Company Group.
In addition, although the Company Group is not aware of any issue that would cause the Internal Revenue Service or other relevant tax authorities to challenge potential tax basis increases or other tax benefits covered under the Tax Receivable Agreement, the applicable holders of OpCo Units will not reimburse the Company Group for any payments previously made under the Tax Receivable Agreement if such basis increases or other benefits are subsequently disallowed, except that excess payments made to any such holder will be netted against future payments otherwise required to be made, if any, to such holder after the Company Group’s determination of such excess (which determination may be made a number of years following the initial payment and after future payments have been made). As a result, in such circumstances, the Company Group could make payments that are greater than its actual cash tax savings, if any, and may not be able to recoup those payments, which could adversely affect the Company Group’s liquidity.
The term of the Tax Receivable Agreement commenced upon the completion of the Business Combination and will continue until all tax benefits that are subject to the Tax Receivable Agreement have been utilized or expired and all required payments are made, unless the Tax Receivable Agreement is terminated early (including upon a change of control). Payments will generally be made under the Tax Receivable Agreement as the Company Group realizes actual cash tax savings in periods after consummation of the Business Combination from the tax benefits covered by the Tax Receivable Agreement. However, if the Company Group experiences a change of control (as defined under the Tax Receivable Agreement, which includes certain mergers, asset sales and other forms of business combinations) or the Tax Receivable Agreement terminates early (at the Company Group’s election or as a result of the Company Group’s breach), the Company Group would be required to make an immediate payment equal to the present value of the anticipated future payments to be made by it under the Tax Receivable Agreement (determined by applying a discount rate equal to one-year LIBOR (or an agreed successor rate, if applicable) plus 100 basis points) and such early termination payment is expected to be substantial. The calculation of anticipated future payments will be based upon certain assumptions and deemed events set forth in the Tax Receivable Agreement, including (i) that the Company Group has sufficient taxable income on a current basis to fully utilize the tax benefits covered by the Tax Receivable Agreement, and (ii) that any OpCo Units (other than those held by Thunder Sub) outstanding on the termination date are deemed to be redeemed on the termination date. Any early termination payment may be made significantly in advance of, and may materially exceed, the actual realization, if any, of the future tax benefits to which the early termination payment relates.
The Tax Receivable Agreement provides that in the event that the Company Group breaches any of its material obligations thereunder, whether (i) as a result of its failure to make any payment when due (including in cases where the Company Group elects to terminate the Tax Receivable Agreement early, the Tax Receivable Agreement is terminated early due to certain mergers, asset sales, or other forms of business combinations or changes of control or the Company Group has available cash but fails to make payments when due under circumstances where Company Group does not have the right to elect to defer the payment, as described below), (ii) as a result of the Company Group’s failure to honor any other material obligation thereunder, or (iii) by operation of law as a result of the rejection of the Tax Receivable Agreement in a case commenced under the U.S. Bankruptcy Code or otherwise, then the applicable holders of OpCo Units may elect to treat such breach as an early termination, which would cause all of the Company Group’s payment and other obligations under the Tax Receivable Agreement to accelerate and become due and payable applying the same assumptions described above.
As a result of either an early termination or a change of control, the Company Group could be required to make payments under the Tax Receivable Agreement that exceed its actual cash tax savings under the Tax Receivable Agreement. In these situations, the Company Group’s obligations under the Tax Receivable Agreement could have a substantial negative impact on the liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, or other forms of business combinations or changes of control that could be in the best interests of holders of the Class A Common Stock or reducing the consideration paid in any such transaction to holders of the Class A Common Stock. There can be no assurance that the Company Group will be able to meet its obligations under the Tax Receivable Agreement.

Decisions EVgo makes in the course of running the business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by the applicable holders of OpCo Units under the Tax Receivable Agreement. For example, the earlier disposition of assets following a redemption of OpCo Units may accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before a redemption of OpCo Units may increase the tax liability of applicable holders of OpCo Units without giving rise to any rights to receive payments under the Tax Receivable Agreement. Such effects may result in differences or conflicts of interest between the interests of the applicable holders of OpCo Units and other stockholders.
Payments generally are due under the Tax Receivable Agreement within five business days following the finalization of the schedule with respect to which the payment obligation is calculated. However, interest on such payments will begin to accrue from the due date (without extensions) of the Company Group’s U.S. federal income tax return for the period to which such payments relate until such payment due date at a rate equal to one-year LIBOR (or an agreed successor rate, if applicable) plus 100 basis points. Except in cases where the Company Group elects to terminate the Tax Receivable Agreement early or it is otherwise terminated as described above, generally the Company Group may elect to defer payments due under the Tax Receivable Agreement if the Company Group does not have available cash to satisfy its payment obligations under the Tax Receivable Agreement or if the Company Group’s contractual obligations limit its ability to make these payments. Any such deferred payments under the Tax Receivable Agreement generally will accrue interest from the due date for such payment until the payment date at a rate of one-year LIBOR (or an agreed successor rate, if applicable) plus 550 basis points. However, interest will accrue from the due date for such payment until the payment date at a rate of one-year LIBOR (or an agreed successor rate, if applicable) plus 100 basis points if the Company Group is unable to make such payment as a result of limitations imposed by existing credit agreements. The Company Group has no present intention to defer payments under the Tax Receivable Agreement.
The Tax Receivable Agreement generally may be amended if approved in writing by the Company Group, the majority of holders of rights under the Tax Receivable Agreement and, for so long as LS Power holds an interest in the Tax Receivable Agreement, LS Power. To the extent an amendment would disproportionately affect payments made to certain holders of rights under the Tax Receivable Agreement, such amendment would require the written consent of such holders. Because each of Company and Thunder Sub is a holding company with no operations of its own, the Company Group’s ability to make payments under the Tax Receivable Agreement is dependent on the ability of OpCo to make distributions to Thunder Sub in an amount sufficient to cover the Company Group’s obligations under the Tax Receivable Agreement. This ability, in turn, may depend on the ability of OpCo’s subsidiaries to make distributions to it. The ability of OpCo, its subsidiaries and other entities in which it directly or indirectly holds an equity interest to make such distributions will be subject to, among other things, the applicable provisions of Delaware law (or other applicable jurisdiction) that may limit the amount of funds available for distribution and restrictions in relevant debt instruments issued by OpCo or its subsidiaries and/other entities in which it directly or indirectly holds an equity interest. To the extent that the Company Group is unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid.
Policies and Procedures for Related Person Transactions
A “Related Party Transaction” is a transaction, arrangement, or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:
•
any person who is, or at any time during the applicable period was, one of EVgo’s executive officers or one of its directors;

•
any person who is known by EVgo to be the beneficial owner of more than 5% of Class A Common Stock;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of Class A

Common Stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of Class A Common Stock; and
•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The Board adopted a written related persons transactions policy upon the consummation of the Business Combination. Pursuant to this policy, the Audit Committee reviews all material facts of all Related Party Transactions and either approves or disapproves entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, the Audit Committee takes into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Further, the policy requires that all Related Party Transactions required to be disclosed in EVgo’s filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to the Company regarding the beneficial ownership of Common Stock as of the Record Date by:
•
each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock;

•
each named executive officer, director and director nominee of the Company; and

•
all current executive officers and directors of the Company, as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. The beneficial ownership percentages set forth in the table below are based on 71,628,591 shares of Class A Common Stock and 195,800,000 shares of Class B Common Stock issued and outstanding as of the Record Date. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o EVgo Inc., 11835 W. Olympic Blvd., Ste. 900E, Los Angeles, CA 90064.
	Shares of Common Stock Beneficially Owned
	Class A Common Stock		Class B Common Stock		Combined Voting Power(1)
	Number	%	Number	%	Number	%
5% Stockholders:
EVgo Holdings, LLC(2)	—	—	195,800,000	100.0%	195,800,000	73.2%
The Vanguard Group(3)	6,393,125	8.9	—	—	6,393,125	2.4
BlackRock, Inc.(4)	5,883,397	8.2	—	—	5,883,397	2.2
Pacific Investment Management Company LLC(5)	3,709,819	5.2	—	—	3,709,819	1.4
Directors, Director Nominees and Named Executive Officers:
Catherine Zoi(6)	266,488	*	—	—	266,488	*
Dennis Kish(7)	74,915	*	—	—	74,915	*
Olga Shevorenkova(8)	113,614	*	—	—	113,614	*
David Nanus(2)	—	—	195,800,000	100.0%	195,800,000	73.2%
Joseph Esteves	—	—	—	—	—	—
Darpan Kapadia	—	—	—	—	—	—
Peter Anderson	—	—	—	—	—	—
Kate Brandt(9)	11,962	*	—	—	11,962	*
Rodney Slater(9)	11,962	*	—	—	11,962	*
Katherine Motlagh(10)	14,759	*	—	—	14,759	*
Badar Khan(11)	18,874	*	—	—	18,874	*
Jonathan Seelig(12)	14,257	*	—	—	14,257	*
Paul Segal	—	—	—	—	—	—
Directors, Director Nominees and Executive Officers as a Group (15 persons)	703,338	1.0%	195,800,000	100.0%	196,489,081	73.3%

*
Less than one percent.

(1)
Represents percentage of voting power of Class A Common Stock and Class B Common Stock voting together as a single class. Each share of Class B Common Stock has no economic rights, but entitles the holder thereof to one vote for each OpCo Unit held by such holder. Accordingly, the holders of Class B Common Stock collectively have a number of votes in EVgo equal to the number of OpCo Units that they hold.

(2)
Holdings is controlled by EVgo Member Holdings, LLC (“Member Holdings”). The sole member of Member Holdings is LS Power Equity Partners IV, L.P., a Delaware limited partnership (“LSPEP IV”), which is managed by LS Power Equity Advisors, LLC, a Delaware limited liability company (together with Member Holdings and LSPEP IV, the “LS Power Entities”). David Nanus, through his positions, relationships and/or affiliations with LS Power Entities, may have shared voting and investment power with respect to the shares beneficially owned by the LS Power Entities. As such, Mr. Nanus may be deemed to have or share beneficial ownership of the shares beneficially owned by the LS Power Entities. Mr. Nanus disclaims beneficial ownership of such shares. The business address of this stockholder is 1700 Broadway, 35th Floor, New York, NY 10019.

(3)
Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2023, The Vanguard Group (“Vanguard”) has sole voting power over 0 shares of Class A Common Stock, shared voting power over 57,618 shares of Class A Common Stock, sole dispositive power over 6,279,277 shares of Class A Common Stock and shared dispositive power over 113,848 shares of Class A Common Stock. The Schedule 13G filed by Vanguard provides information only as of December 31, 2022 and, consequently, the beneficial ownership of Vanguard may have changed between December 31, 2022 and the Record Date. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 7, 2023, BlackRock, Inc. (“BlackRock”) has sole voting power over 5,746,887 shares of Class A Common Stock, shared voting power over 0 shares of Class A Common Stock, sole dispositive power over 5,883,397 shares of Class A common stock and shared dispositive power over 0 shares of Class A Common Stock. The Schedule 13G filed by BlackRock provides information only as of December 31, 2022 and, consequently, the beneficial ownership of BlackRock may have changed between December 31, 2022 and the Record Date. The principal business address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(5)
Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2023, Pacific Investment Management Company LLC (“PIMCO”) has sole voting power over 3,709,819 shares of Class A Common Stock, shared voting power over 0 shares of Class A Common Stock, sole dispositive power over 3,709,819 shares of Class A Common Stock and shared dispositive power over 0 shares of Class A Common Stock. The Schedule 13G/A filed by PIMCO provides information only as of December 31, 2022 and, consequently, the beneficial ownership of BlackRock may have changed between December 31, 2022 and the Record Date. The principal business address of PIMCO is 650 Newport Center Drive, Newport Beach, California 92660.

(6)
Consisting of (i) 57,598 shares of Class A Common Stock; (ii) shares underlying 42,662 options to purchase shares of Class A Common Stock that vested and became exercisable on February 1, 2023, pursuant to a stock option agreement entered into on April 1, 2022, with a vesting commencement date of February 1, 2022 and a vesting schedule providing for vesting in three equal installments on each of the first three anniversaries of February 1, 2022; (iii) shares underlying 99,681 RSUs that vested on January 31, 2023 (but have not been delivered as of the Record Date), pursuant to an RSU award agreement entered into on July 26, 2021, with a vesting commencement date of January 31, 2021 and a vesting schedule providing for vesting in three equal installments on each of the first three anniversaries of January 31, 2021; and (iv) shares underlying 66,547 RSUs that vested on February 1, 2023 (but have not been delivered as of the Record Date), pursuant to an RSU award agreement entered into on April 1, 2022, with a vesting commencement date of February 1, 2022 and a vesting schedule providing for vesting in three equal installments on each of the first three anniversaries of February 1, 2022.

(7)
Consisting of shares underlying (i) 17,065 options to purchase shares of Class A Common Stock that vested and became exercisable on February 1, 2023, pursuant to a stock option agreement entered into on April 1, 2022, with a vesting commencement date of February 1, 2022 and a vesting schedule providing for vesting in three equal installments on each of the first three anniversaries of February 1, 2022; (ii) 31,033 RSUs that vested on January 1, 2023 (but have not been delivered as of the Record Date), pursuant to an RSU award agreement entered into on January 25, 2022, with a vesting commencement date of January 1, 2022 and a vesting schedule providing for vesting in three equal installments on each of the first three anniversaries of January 1, 2022; and (iii) 26,817 RSUs that vested on February 1, 2023 (but have not been delivered as of the Record Date), pursuant to an RSU award agreement entered into on April 1, 2022, with a vesting commencement date of February 1, 2022 and a vesting schedule providing for vesting in three equal installments on each of the first three anniversaries of February 1, 2022.
(8)
Consisting of shares underlying (i) 23,701 options to purchase shares of Class A Common Stock that vested and became exercisable on February 1, 2023, pursuant to a stock option agreement entered into on April 1, 2022, with a vesting commencement date of February 1, 2022 and a vesting schedule providing for vesting in three equal installments on each of the first three anniversaries of February 1, 2022; (ii) 53,163 RSUs that vested on January 31, 2023 (but have not been delivered as of the Record Date), pursuant to an RSU award agreement entered into on July 26, 2021, with a vesting commencement date of January 31, 2021 and a vesting schedule providing for vesting in three equal installments on each of the first three anniversaries of January 31, 2021; and (iii) 36,750 RSUs that vested on February 1, 2023 (but have not been delivered as of the Record Date), pursuant to an RSU award agreement entered into on April 1, 2022, with a vesting commencement date of February 1, 2022 and a vesting schedule providing for vesting in three equal installments on each of the first three anniversaries of February 1, 2022.

(9)
Consisting of shares underlying 11,962 RSUs that vested in full on July 31, 2022, pursuant to an RSU award agreement entered into in July 2021.

(10)
Consisting of shares underlying (i) 1,392 RSUs that vested on April 1, 2023, pursuant to an RSU award agreement entered into on April 25, 2022, with a vesting schedule providing for vesting in three equal annual installments on each of the first three anniversaries of April 1, 2022; and (ii) 13,367 RSUs vesting in full on April 1, 2023, pursuant to an additional RSU award agreement entered into on April 25, 2022.

(11)
Consisting of shares underlying (i) 1,780 RSUs that will vest on May 18, 2023, pursuant to an RSU award agreement entered into on June 9, 2022, with a vesting schedule providing for vesting in three equal annual installments on each of the first three anniversaries of May 18, 2022; and (ii) 17,094 RSUs that will vest in full on May 18, 2023, pursuant to a second RSU award agreement entered into on June 9, 2022.

(12)
Consisting of shares underlying 14,257 RSUs that are expected to vest on May 16, 2023, in connection with Mr. Seelig’s service as a Board observer through such date.

STOCKHOLDER PROPOSALS
Stockholders wishing to have a proposal considered for inclusion in the Company’s proxy statement for the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must follow the procedures set forth therein, including ensuring the receipt by the Company of such proposal at its principal executive offices (11835 W. Olympic Blvd., Ste. 900E, Los Angeles, CA 90064) on or before December 10, 2023.
Stockholders who intend to present a proposal, including nominations of persons for election to the Board, at the 2024 Annual Meeting without inclusion of such proposal in the Company’s proxy materials for the 2024 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act are required to deliver notice of such proposal to the Secretary of the Company by registered mail at its principal executive offices (11835 W. Olympic Blvd., Suite 900E, Los Angeles, CA 90064) between January 17, 2024 and February 16, 2024, assuming that the 2024 Annual Meeting is held within 30 days from May 17, 2024, the first anniversary of the Annual Meeting. If, however, the date of the 2024 Annual Meeting is advanced by more than 30 days prior to or delayed by more than 60 days after such anniversary, notice must be so delivered not earlier than the close of business on the 150th day prior to, and not later than the close of business on the 120th day prior to, the date of the 2024 Annual Meeting or, if the first public announcement of the date of the 2024 Annual Meeting is fewer than 100 days prior to the date of the 2024 Annual Meeting, the 10th day following the day on which such public announcement meeting is first made by the Company. The adjournment, postponement or recess of the 2024 Annual Meeting or any announcement thereof does not commence a new time period for the giving of a stockholder’s notice other than as required by the Company’s bylaws. You are advised to review the Company’s bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominees.
In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy card rules, stockholders who intend to solicit proxies in connection with an annual meeting for any year in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the anniversary date of the annual meeting for the previous year (for the 2024 Annual Meeting, no later than March 18, 2024). If, however, the date the annual meeting for such year has changed by more than 30 calendar days from such previous year, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting for such year is first made.

HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and EVgo’s 2022 Annual Report on Form 10-K by contacting Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

OTHER MATTERS
The Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

ANNEX A
CHARTER AMENDMENT PROPOSAL
NINTH: No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent such an exemption from liability or limitation thereof is not permitted under the DGCL as it now exists. In addition to the circumstances in which a director or officer of the Corporation is not personally liable as set forth in the preceding sentence, a director or officer of the Corporation shall not be liable to the fullest extent permitted by any amendment to the DGCL hereafter enacted that further limits the liability of a director or officer.
The Corporation shall have the power to indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he/she, his/her testator or intestate is or was a director, officer, employee, agent or trustee of the Corporation, any predecessor of the Corporation or any subsidiary or affiliate of the Corporation, or serves or served at any other enterprise as a director, officer, employee, agent or trustee at the request of the Corporation or any predecessor to the Corporation.
Any amendment, repeal or modification of this Article Ninth shall be prospective only and shall not affect any limitation on liability of a director or officer for acts or omissions occurring prior to the date of such amendment, repeal or modification.

A-1

PRELIMINARY COPYSUBJECT TO COMPLETION EVgo INC. 11835 WEST OLYMPIC BLVD. STE 900E LOS ANGELES, CA 90064
SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting — Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT on May 16, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The MeetingGo to www.virtualshareholdermeeting.com/EVGO2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by EVgo Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on May 16, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors of EVgo INC. recommends you vote “FOR ALL” of the nominees named in Proposal 1: For Withhold For All All   All   Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1.Election of Directors Nominees [ ][ ] [ ] 01)Darpan Kapadia 02) Jonathan Seelig 03) Paul Segal The Board of Directors of EVgo INC. recommends you vote “FOR” Proposal 2 and Proposal 3: For   Against Abstain 2.The ratification of the appointment of KPMG LLP as EVgo INC.’s independent registered public accounting firm for the fiscal year ending December 31, 2023. 3.Approval of the amendment to EVgo INC.’s Second Amended and Restated Certificate of Incorporation to limit the personal liability of certain of its officers as permitted by recent amendments to the General Corporation Law of the State of Delaware. NOTE: In their discretion, to vote on such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please provide your full title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. [ ][ ] [ ] For      Against      Abstain [ ]      [ ]      [ ]   Against Abstain     Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report
on Form 10-K are available at www.proxyvote.com. Please mark, sign, date, and return this proxy card promptly using the postage-paid envelope or follow the instructions to vote by phone or internet. Continued and to be signed on reverse side EVgo INC. Annual Meeting of Stockholders May 17, 2023 11:00 AM EDT This proxy is solicited on behalf of EVgo INC.’s Board of Directors The undersigned hereby appoint(s) Catherine Zoi, Olga Shevorenkova and Francine Sullivan, and each of them, as proxies of the undersigned, each with the full power of substitution, and authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, and in their discretion upon such other business as may properly come before the meeting, all of the shares of Common Stock of EVgo INC. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM EDT on May 17, 2023, virtually at www.virtualshareholdermeeting.com/EVGO2023, and any adjournment(s) or postponement(s) thereof. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.